Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO RESTRUCTURING SUPPORT AND LOCK-UP AGREEMENT

This First Amendment (this “Amendment”), dated as of July 14, 2016, to that certain Restructuring Support and Lock-Up Agreement, dated as of July 8, 2016 (the “Existing RSA” and, as amended by this Amendment and as may be further amended, supplemented, or otherwise modified from time to time, the “First Amended RSA”), by and among C&J Energy Services, Ltd. (“C&J Energy”) and certain of its direct and indirect subsidiaries that are parties to the Existing RSA (collectively, the “Company” or the “Company Parties”) and the undersigned Lenders constituting the Required Supporting Creditors and the DIP Lenders holding a majority in amount of the aggregate loans and commitments under the DIP Facility (the “Required DIP Lenders”) (such undersigned Lenders, collectively, with the Company Parties, the “Amendment Parties”). Capitalized terms used but not otherwise defined herein have the meaning ascribed to such terms in the Existing RSA.

RECITALS

WHEREAS, pursuant to the Existing RSA, the parties thereto agreed to support a Restructuring that is to be implemented through a Plan;

WHEREAS, Section 8 of the Existing RSA provides that the Existing RSA may not be modified, amended, or supplemented except with prior written consent of the Company Parties and Required Supporting Creditors and, with respect to the DIP Term Sheet, the Required DIP Lenders; and

WHEREAS, the Amendment Parties constitute the Company Parties, the Required Supporting Creditors and the Required DIP Lenders and desire to amend the Existing RSA as set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Amendment Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1. Amendments to the Existing RSA.

1.01. The paranthetical defining the terms “Supporting Creditors” and “Parties” at the end of introductory paragraph ii to the Existing RSA is hereby amended and restated in its entirety as follows:

“(such lenders or certain designated affiliates thereof that execute signature pages hereto, the “Supporting Creditors” and, collectively, with (i) the Company Parties and (ii) any transferee that becomes a Supporting Creditor pursuant to Section 4.03(a), the “Parties”)”

1.02. The last sentence of Section 3 (“Definitive Documentation”) of the Existing RSA is hereby amended and restated in its entirety as follows:

“As used herein, the term “Required Supporting Creditors” means, at any relevant time, the Supporting Creditors holding more than 50.0% of the aggregate outstanding principal amount of the Total Credit Exposure held by Supporting Creditors.”

1.03. Section 4.02(b)(ii) of the Existing RSA shall be amended to replace “July 17, 2016” with “July 20, 2016”.

1.04. Section 7 of the Existing RSA is hereby amended by adding the following new Section 7.06:

“7.06. Withdrawal by Any Supporting Creditor. Any Supporting Creditor may withdraw from this Agreement on or after the date that is one year after the Agreement Effective Date by giving notice of such withdrawal to the Company Parties and the other Supporting Creditors pursuant to Section 10.09 hereof. Withdrawal pursuant to this Section 7.06 shall terminate the rights and obligations solely of the withdrawing Supporting Creditor under this Agreement and shall not otherwise affect any rights and obligations of, or terminate this Agreement with respect to, any other Party under this Agreement.”

1.05. Section 8 of the Existing RSA is hereby amended and restated in its entirety as follows:

“Section 8. Amendments. This Agreement, including the Restructuring Term Sheet, may not be modified, amended, or supplemented without prior written consent of the Company Parties and Required Supporting Creditors; provided, however, that if the proposed modification, amendment or supplement has a material, adverse and disproportionate (as compared to other Supporting Creditors holding claims within the same Class as provided for in the Term Sheet) effect on any of the Supporting Creditors or the Claims held by any of the Supporting Creditors, then the consent of each such affected Supporting Creditor shall also be required to effectuate such modification, amendment, or supplement.”

Section 2. Amendments to the Restructuring Term Sheet. The Amendment Parties agree that on the First Amendment Effective Date (as defined below), the Term Sheet exhibited to the Existing RSA (the “Existing Restructuring Term Sheet”) shall be amended and restated in the form attached hereto as Exhibit A-1 (the “First Amended Restructuring Term Sheet”) and any term or provision of the Existing Restructuring Term Sheet which is different from the First Amended Restructuring Term Sheet shall be replaced and superseded in all respects by the terms and provisions of the First Amended Restructuring Term Sheet. A comparison reflecting the differences between the First Amended Restructuring Term Sheet and the Existing Restructuring Term Sheet is attached hereto as Exhibit A-2.

Section 3. Amendments to the DIP Facility Term Sheet. The Amendment Parties hereto agree that on the First Amendment Effective Date, the DIP Facility Term Sheet exhibited to the Existing RSA (the “Existing DIP Term Sheet”) shall be amended and restated in the form attached hereto as Exhibit B-1 (the “First Amended DIP Term Sheet”) and any term or provision of the Existing DIP Term Sheet which is different from the First Amended DIP Term

2

Sheet shall be replaced and superseded in all respects by the terms and provisions of the First Amended DIP Term Sheet. A comparison reflecting the differences between the First Amended DIP Term Sheet and the Existing DIP Term Sheet is attached hereto as Exhibit B-2.

Section 4. Effect of Amendment; Ratification. Except as specifically amended or waived hereby, the terms and provisions of the Existing RSA are in all other respects ratified and confirmed and remain in full force and effect without modification or limitation. Except as expressly provided herein, this Amendment shall not be deemed or construed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Existing RSA, any of the instruments or agreements referred to therein or a waiver of any breach under the Existing RSA, whether or not known to any party thereto, or (ii) to prejudice any right or remedy which any party to the Existing RSA may now have or have in the future under or in connection with the Existing RSA, or any of the instruments or agreements referred to therein, as applicable.

Section 5. Effectiveness of This Amendment. This Amendment shall become effective on the date (such date, the “First Amendment Effective Date”) on which counsel to the Company Parties has received signature pages from parties that comprise the Company Parties and the Required Supporting Creditors. Following the First Amendment Effective Date, all references to the “RSA”, “hereunder”, “hereof” or words of like import in the Existing RSA shall mean and be a reference to the First Amended RSA.

Section 6. Governing Law. THIS AMENDMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH AMENDMENT PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7. Execution of Amendment. This Amendment may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Each individual executing this Amendment on behalf of a Party has been duly authorized and empowered to execute and deliver this Amendment on behalf of said Party.

IN WITNESS WHEREOF, the Amendment Parties have executed this Amendment on the day and year first above written.

[Remainder of page intentionally left blank.]

3

Company Party Signature Page to the First Amendment to Restructuring Support and Lock-Up Agreement

C&J ENERGY PRODUCTION SERVICES-CANADA LTD. (formerly Nabors Production Services Ltd.)
C&J ENERGY SERVICES LTD.
C&J ENERGY SERVICES, INC.
C&J SPEC-RENT SERVICES, INC.
C&J WELL SERVICES, INC. (formerly Nabors Completion & Production Services Co.)
CJ HOLDING CO.

By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President, General Counsel, Chief Risk Officer

BLUE RIBBON TECHNOLOGY, INC.
C&J VLC, LLC
KVS TRANSPORTATION, INC.
MOBILE DATA TECHNOLOGIES LTD.
TOTAL E&S, INC.

By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President, General Counsel, Chief Risk Officer

ESP COMPLETION TECHNOLOGIES LLC
TELLUS OILFIELD INC.
TIGER CASED HOLE SERVICES, INC.

By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President, General Counsel, Chief Risk Officer

C&J CORPORATE SERVICES (BERMUDA) LTD.

By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Director

CJ LUX HOLDINGS S.À R.L.
PENNY GLOBAL HOLDINGS S.À R.L.
PENNY GLOBAL LEASING S.À R.L.
PENNY LUXEMBOURG FINANCING S.À R.L.
PENNY TECHNOLOGIES S.À R.L.

By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Type A Manager

COPPER IRELAND FINANCING I LTD.
COPPER IRELAND FINANCING II LTD.

By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Director

C&J INTERNATIONAL B.V.

By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Managing Director A

C&J INTERNATIONAL MIDDLE EAST FZCO

By:	/s/ Angus Fraser
	Name:	Angus Fraser
	Title:	General Manager

Supporting Creditor Signature Page to the First Amendment

to Restructuring Support and Lock-Up Agreement

[ ], as Lender

By:
Name:
Title:

Address:

Email address(es):

Telephone:

Aggregate Amounts or Units, as Applicable, Beneficially Owned or Managed on Account of:

Credit Agreement Claims (if any)	$
C&J Energy Shares (if any)	$
$
$
$
$

EXHIBIT A-1

First Amended Restructuring Term Sheet

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN AND IN THE RESTRUCTURING SUPPORT AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

AMENDED AND RESTATED RESTRUCTURING TERM SHEET

INTRODUCTION

This amended and restated term sheet (this “Term Sheet”)1 describes the terms of a restructuring of: (a) C&J Energy Services, Ltd., a Bermuda exempt company (“C&J Energy”); (b) C&J Corporate Services (Bermuda) Ltd. (together with C&J Energy, collectively, the “Bermudian Debtors”); (c) C&J Energy Production Services-Canada Ltd.; (d) Mobile Data Technologies Ltd. (the entities listed in clauses (c) and (d) collectively, the “Canadian Debtors”); (e) CJ Holding Co. (“U.S. HoldCo”); and (f) certain of U.S. HoldCo’s directly and indirectly-owned subsidiaries, including Blue Ribbon Technology, Inc., C&J Energy Services, Inc., C&J Spec-Rent Services, Inc., C&J VLC, LLC, C&J Well Services, Inc., ESP Completion Technologies LLC, KVS Transportation, Inc., Tellus Oilfield Inc., Tiger Cased Hole Services, Inc., and Total E&S, Inc. (the entities listed in clauses (a) through (f) collectively, the “Debtors,” and such restructuring, the “Restructuring”).

The Restructuring will be accomplished through: (a) the commencement of cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to implement on a pre-arranged or prepackaged basis the chapter 11 plan of reorganization described herein and otherwise in form and substance acceptable to the Debtors and the Required Supporting Creditors (the “Plan”); (b) the commencement of ancillary proceedings (the “Canadian Proceedings”) under the Companies’ Creditors Arrangement Act (Canada) R.S.C. 1985, c. C-36 (as amended, the “CCAA”) in a court of proper jurisdiction in Alberta, Canada (the “Canadian Court”); and (c) the commencement of provisional liquidation proceedings (the “Bermudian Proceedings”) under the Companies Act 1981 (the “Bermuda Act”) in a court of proper jurisdiction in Bermuda (the “Bermudian Court”).

This Term Sheet is being agreed to in connection with entry by the Debtors, certain non-Debtor subsidiaries of C&J Energy and the Required Supporting Creditors into that certain First Amendment to Restructuring Support Agreement, dated as of July 14, 2016 (the “RSA Amendment”), amending that certain Restructuring Support Agreement, dated as of July 8, 2016, among the Debtors, certain non-Debtor subsidiaries of C&J Energy and the Supporting Creditors (as amended by the RSA Amendment and as may be further amended, supplemented or modified pursuant to the terms thereof, the “RSA”). Pursuant to the RSA, the parties thereto have agreed to support the transactions contemplated therein and herein.

This Term Sheet does not include a description of all of the terms, conditions, and other provisions that are to be contained in the definitive documentation governing the Restructuring, which remain subject to negotiation and completion in accordance with the RSA and applicable bankruptcy law. The Restructuring will not contain any material terms or conditions that are inconsistent in any material respect with this Term Sheet or the RSA.

[1]	Capitalized terms used but not otherwise defined in this Term Sheet have the meanings ascribed to such terms as set forth on Exhibit A.

OVERVIEW OF THE RESTRUCTURING

In general, the Restructuring contemplates that:

(a)	The Debtors will implement the Restructuring in the Bankruptcy Court pursuant to the Plan on the terms set forth in this Term Sheet.

(b)	Certain of the Supporting Creditors have agreed to backstop a new-money $100 million debtor-in-possession financing facility (the “DIP Facility”) and consent to the use of their cash collateral to fund the Chapter 11 Cases and backstop a $200 million rights offering (the “Rights Offering”). In addition, to the extent that the Debtors or Reorganized Debtors, as applicable, the Backstop Parties and the Required Supporting Creditors agree that such a facility would be in the best interests of the Reorganized Debtors, the Debtors or the Reorganized Debtors, as applicable, may raise a senior secured revolving asset-based lending credit facility to be arranged and provided by one or more commercial lending institutions in a minimum amount of $100 million (the “Exit Facility”).

(c)	All Claims arising under the DIP Facility will be paid in full, in cash on the Effective Date from cash on hand and proceeds from the Rights Offering and Exit Facility.

(d)	In full and final satisfaction of all Lender Claims, the Lenders will receive their Pro Rata share of: (i) 100% of the New Common Stock, subject to dilution on account of the Management Incentive Plan, the Rights Offering, the Backstop Fee, and the New Warrants; and (ii) 100% of the Subscription Rights under the Rights Offering.

(e)	[TBD: Treatment of General Unsecured Claims.]

(f)	Provided that Class 8 votes to accept the Plan, holders of C&J Common Stock will receive their Pro Rata share of the New Warrants.

(g)	[TBD: Standby Facility.]

(h)	To facilitate the Restructuring, on or after the Petition Date, the Bermudian Debtors and the Canadian Debtors will commence ancillary proceedings before the Bermudian Court and the Canadian Court, respectively.

This Term Sheet incorporates the rules of construction as set forth in section 102 of the Bankruptcy Code.

GENERAL PROVISIONS REGARDING THE RESTRUCTURING

The DIP Facility

The DIP Facility Backstop Lenders will backstop a senior secured superpriority delayed draw term loan facility in an aggregate principal amount of up to $100 million. Each DIP Facility Backstop Lender shall fund no less than such DIP Facility Backstop Lender’s pro rata share (based on Total Credit Exposure, without regard to any Total Credit Exposure held by Lenders other than the DIP Facility Backstop Lenders) of 60% of the aggregate commitments under the DIP Facility. Rights (the “DIP Facility Participation Rights”) to fund up to 40% of the aggregate commitments under the DIP Facility (the “DIP Facility Participation Amount”) shall be offered to the Lenders that are Supporting Creditors, other than the DIP Facility Backstop Lenders, in each case up to such Lender’s pro rata share (based on Total Credit Exposure, without regard to any Total Credit Exposure held by the DIP Facility Backstop Lenders) of the DIP Facility Participation Amount. To the extent any portion of the DIP Facility Participation Rights are not exercised, such corresponding portions of the DIP Facility Participation Amount shall be allocated to, and added to the commitments of, the DIP Facility Backstop Lenders on a pro rata basis (based on Total Credit Exposure, without regard to any Total Credit Exposure held by Lenders other than the DIP Facility Backstop Lenders).

The DIP Facility will be available in up to three drawings, with the first such drawing to occur on the closing date of the DIP Facility in an aggregate principal amount of no less than $25 million. The material terms of the DIP Facility are set forth in the term sheet attached hereto as Exhibit B (the “DIP Facility Term Sheet”).

The Rights Offering	The Backstop Parties will backstop a $200 million rights offering to be consummated on the Effective Date and otherwise on the terms set forth in the Backstop Commitment Agreement to be entered into by the Debtors and the Backstop Parties, in form and substance satisfactory to the Debtors, the Backstop Parties and the Required Supporting Lenders (including all schedules and exhibits thereto, the “Backstop Commitment Agreement”). The Backstop Commitment Agreement will provide for, among other things: (i) a commitment premium of 5% of the $200 million committed amount (the “Backstop Fee”) payable in New Common Stock to the Backstop Parties on the Effective Date; and (ii) a discount of 20% to total settled plan enterprise value (“Plan Value”), provided that Plan Value shall be no greater than $750 million.

The Exit Facility

To the extent that the Debtors or Reorganized Debtors, as applicable, the Backstop Parties and the Required Supporting Creditors agree that such a facility would be in the best interests of the Reorganized Debtors, the Debtors or the Reorganized Debtors, as applicable, may raise the Exit Facility, a senior secured revolving asset-based lending credit facility to be arranged and provided by one or more commercial lending institutions in a minimum amount of $100 million, on terms satisfactory to the Debtors or the Reorganized Debtors, as applicable, and the Required Supporting Creditors.

The Debtors shall timely seek approval from the Bankruptcy Court to obtain relief necessary to effectuate the Exit Facility.

The New Warrants	On the Effective Date, provided that Class 8 votes to accept the Plan, the Debtors will issue 7-year warrants convertible into up to 6% of the New Common Stock at a strike price of $1.55 billion. The documentation for the New Warrants will be included in the Plan Supplement and otherwise in form and substance acceptable to the Debtors and the Required Supporting Creditors.

Standby Facility	[TBD.]

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN

Class No.	Type of Claim	Treatment	Impairment / Voting

Unclassified Non-Voting Claims

N/A	DIP Facility Claims	On the Effective Date, in full satisfaction of each Allowed DIP Facility Claim, each holder thereof shall receive, in full satisfaction of its Claim, payment in full in cash.	N/A

N/A	Administrative Claims	On the Effective Date, except to the extent that a holder of an Allowed Administrative Claim and the Debtor against which such Allowed Administrative Claim is asserted agree to less favorable treatment for such holder, each holder of an Allowed Administrative Claim shall receive, in full satisfaction of its Claim, payment in full in cash.	N/A

N/A	Priority Tax Claims	Except to the extent that a holder of an Allowed Priority Tax Claim and the Debtor against which such Allowed Priority Tax Claim is asserted agree to less favorable treatment for such holder, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of its Claim, treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.	N/A

Classified Claims and Interests of the Debtors

Class 1	Other Secured Claims	On the Effective Date, in full satisfaction of each Allowed Other Secured Claim, each holder thereof shall receive, at the option of the applicable Debtor, with the consent (such consent not to be unreasonably withheld) of the Required Supporting Creditors: (a) payment in full in cash; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.	Unimpaired; deemed to accept.

Class 2	Other Priority Claims	On the Effective Date, in full satisfaction of each Allowed Other Priority Claim, each holder thereof shall receive payment in full in cash.	Unimpaired; deemed to accept.

Class 3	Mineral Contractor Claims	On the Effective Date, in full satisfaction of each Allowed Mineral Contractor Claim, to the extent not already satisfied pursuant to a prior order of the Bankruptcy Court, each holder of an Allowed Mineral Contractor Claim shall receive Cash in an amount equal to such Claim on the later of: (a) the Effective Date; or (b) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Mineral Contractor Claim.	Unimpaired; deemed to accept.

Class 4	Lender Claims	On the Effective Date, in full satisfaction of each Lender Claim, each holder thereof shall receive: (a) its Pro Rata share of the New Common Equity Pool; and (b) if such holder is an Accredited Investor, its Subscription Rights to purchase its Pro Rata share of the Rights Offerings Shares in accordance with the Rights Offering Procedures.	Impaired; entitled to vote.

Class 5	General Unsecured Claims	[TBD]	[TBD].

Class 6	Intercompany Claims	On the Effective Date, each Intercompany Claim shall be, at the option of the Debtor, with the consent (such consent not to be unreasonably withheld) of the Required Supporting Creditors, either Reinstated or canceled and released without any distribution.	Impaired; deemed to reject or Unimpaired; deemed to accept.

Class 7	Interests in Debtors other than C&J Energy	On the Effective Date, Interests in the Debtors other than C&J Energy shall be, at the option of the Debtor, with the consent (such consent not to be unreasonably withheld) of the Required Supporting Creditors, either Reinstated or canceled and released without any distribution.	Impaired; deemed to reject or Unimpaired; deemed to accept

Class 8	Interests in C&J Energy	All Interests in C&J Energy will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect. On the Effective Date, each holder of C&J Common Stock shall receive (a) if Class 8 has timely accepted the Plan, its Pro Rata share of the New Warrants or (b) if Class 8 has not timely accepted the Plan, no distribution.	Impaired; entitled to vote.

GENERAL PROVISIONS REGARDING THE PLAN

Subordination	The classification and treatment of Claims under the Plan shall conform to the respective contractual, legal, and equitable subordination rights of such Claims, and any such rights shall be settled, compromised, and released pursuant to the Plan.

Restructuring Transactions	The Confirmation Order shall be deemed to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Rights Offering and the issuance of all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring (collectively, the “Restructuring

Transactions”). On the Effective Date, the Debtors, as applicable, shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring.

Cancellation of Notes, Instruments, Certificates, and Other Documents	On the Effective Date, except to the extent otherwise provided in this Term Sheet or the Plan, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall be canceled and the obligations of the Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full and discharged.

Executory Contracts and Unexpired Leases	The Debtors shall seek to assume or reject executory contracts and unexpired leases in consultation with the Supporting Creditors and with the consent (such consent not to be unreasonably withheld) of the Required Supporting Creditors. The Plan will provide that the executory contracts and unexpired leases that are not assumed or rejected as of the Plan Effective Date (either pursuant to the Plan or a separate motion) will be deemed assumed pursuant to section 365 of the Bankruptcy Code. For the avoidance of doubt, such consent shall be obtained with respect to all decisions to assume or reject, including the deemed assumption of executory contracts and unexpired leases pursuant to the Plan.

Retention of Jurisdiction	The Plan will provide for the retention of jurisdiction by the Bankruptcy Court for usual and customary matters.

Discharge of Claims and Termination of Interests	Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

Releases by the Debtors	Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Merger, the Backstop Commitment Agreement, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA, the Disclosure Statement, the DIP Facility, the Backstop Commitment Agreement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the DIP Facility, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Releases by Holders of Claims and Interests	As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Merger, the Backstop Commitment Agreement, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA, the Disclosure Statement, the DIP Facility, the Plan, the Backstop Commitment Agreement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the DIP Facility, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Exculpation	Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA and related prepetition transactions, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Injunction	Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING

Management Incentive Plan	On the Effective Date, the Reorganized Debtors will implement a management incentive plan (the “Management Incentive Plan”) that shall provide for 10% of the New Common Stock, on a fully diluted basis, to be issued to management of the Reorganized Debtors after the Effective Date at the discretion of the New Board and on terms to be determined by the New Board (including, without limitation, with respect to allocation, timing and structure of such issuance and the Management Incentive Plan). The Plan will permit the establishment of the Management Incentive Plan by the New Board following the Effective Date.

Employment Obligations	Each of the Debtors’ “first day” or “second day” motions and proposed orders relating to wages, compensation, and benefits, including executive compensation programs shall be in form and substance acceptable to the Debtors and the Required Supporting Creditors. The Debtors and the Required Supporting Creditors shall mutually agree as to (i) the continuation, after the Effective Date, of the Key Employee Incentive Plan effective as of May 6, 2016 (as amended, supplemented or otherwise modified, the “KEIP”), (ii) the Debtors’ wages, compensation, and benefit programs that relate to any “insider” as that term is defined in section 101(31) of the Bankruptcy Code and (iii) the assumption, rejection or other disposition of any of the Debtors’ existing employment agreements for insiders. Wages, compensation and benefit programs, other than the KEIP that do not relate to insiders shall be continued after the Effective Date and the Supporting Creditors shall support assumption of non-insider employment agreements, in each case unless otherwise agreed by the Debtors and the Required Supporting Creditors and subject to the satisfaction and consent of the Required Supporting Creditors (such consent not to be unreasonably withheld) following receipt and analysis by the Required Supporting Creditors and their advisors of satisfactory information from the Company regarding such programs, which information the Company shall provide as promptly as practicable.

Indemnification of Prepetition Directors, Officers, Managers, et al.	Consistent with applicable law, all indemnification provisions currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall be reinstated and remain intact, irrevocable, and shall survive the effectiveness of the Restructuring on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Restructuring.

Director, Officer, Manager, and Employee Tail Insurance Coverage

On or before the Effective Date, the Debtors shall purchase and maintain directors, officers, managers, and employee liability tail coverage for the six-year period following the Effective Date on terms no less favorable than the Debtors’ existing director, officer, manager, and employee coverage and with an aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under the existing director, officer, manager, and employee coverage upon placement.

Reasonable directors and officers insurance policies shall remain in place in the ordinary course during the Chapter 11 Cases and from and after the Plan Effective Date.

Claims of the Debtors

The Reorganized Debtors, as applicable, shall retain all rights to commence and pursue any Causes of Action, other than any Causes of Action released by the Debtors pursuant to the release and exculpation provisions outlined in this Term Sheet.

Prior to consummation of the Plan, the Debtors shall not settle, compromise or discharge any Cause of Action that is not agreed to be released pursuant to this Term Sheet without the consent of the Required Supporting Lenders.

Additional Plan Provisions and Documentation	The Plan shall contain other customary provisions for chapter 11 plans of this type. The Plan and all supporting and implementing documentation (including all briefs and other pleadings filed in support thereof, all documents filed as part of the Plan Supplement, and the Confirmation Order) shall be in form and substance acceptable to the Debtors and the Required Supporting Creditors.

Conditions Precedent to Restructuring	The following shall be conditions to the Effective Date (the “Conditions Precedent”):
	(a)	the Bankruptcy Court shall have entered the Confirmation Order, which shall be in form and substance acceptable to the Debtors and the Required Supporting Creditors, and shall:

		(i)	authorize the Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

		(ii)	decree that the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent;

		(iii)	authorize the Debtors, as applicable/necessary, to: (a) implement the Restructuring Transactions, including the Rights Offering; (b) distribute the New Warrants and the New Common Stock pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (c) make all distributions and issuances as required under the Plan, including cash, the New Warrants, and the New Common Stock; and (d) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement, including the Exit Facility and the Management Incentive Plan;

		(iv)	authorize the implementation of the Plan in accordance with its terms; and

		(v)	provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax; and

	(b)	the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan;

	(c)	the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the RSA, this Term Sheet, and the Plan and shall be in form and substance acceptable to the Debtors and the Required Supporting Creditors;

	(d)	the RSA shall remain in full force and effect;

	(e)	all professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in a professional fee escrow account pending approval by the Bankruptcy Court;

	(f)	all professional fees and expenses and of the advisors to the Supporting Creditors, the Credit Agreement Agent, the DIP Facility Lenders and the DIP Facility Agent (including all advisors set forth in Section 9 of the RSA) shall have been paid in full;

	(g)	each Loan Party (as defined in the Credit Agreement) that is not a Debtor shall have been released from its obligations under the Credit Agreement and the other Credit Agreement Documents pursuant to the terms thereof; and

	(h)	the Debtors shall have implemented the Restructuring Transactions, including the Rights Offering, and all transactions contemplated by this Term Sheet, in a manner consistent in all respects with the RSA, this Term Sheet, and the Plan, pursuant to documentation acceptable to the Debtors and the Required Supporting Creditors.

Waiver of Conditions Precedent to the Effective Date	The Debtors, with the prior written consent of the Required Supporting Creditors, may waive any one or more of the Conditions Precedent to the Effective Date.

Foreign Proceedings	On or as soon as is reasonably practicable after the Effective Date, the Bermudian Debtors shall commence the Bermudian Proceedings and the Canadian Debtors shall commence the Canadian Proceedings to facilitate the Restructuring and protect certain of the Debtors’ assets held outside of the United States.

CORPORATE GOVERNANCE PROVISIONS/SECTION 1145 EXEMPTION

Governance

The board or directors of Reorganized Debtors (the “New Board”) shall be appointed by the Supporting Creditors, in consultation with the Reorganized Debtors’ management, and the identities of directors on the New Board shall be set forth in the Plan Supplement, to the extent known at the time of filing; provided, however that the reorganized Debtors’ chief executive officer shall be a member of the New Board and the remainder of the New Board shall be appointed in compliance with section 1129(a)(5) of the Bankruptcy Code.

Corporate governance for the Reorganized Debtors, including charters, bylaws, operating agreements, or other organization documents, as applicable (the “New Organizational Documents”), shall be consistent with this Term Sheet and section 1123(a)(6) of the Bankruptcy Code (as applicable) and documentation therefor shall be included in the Plan Supplement and otherwise acceptable to the Debtors and the Required Supporting Creditors.

Exemption from SEC Registration	The issuance of all securities under the Plan will be exempt from SEC registration under applicable law.

[Exhibits follow.]

EXHIBIT A

DEFINITIONS

Term	Definition
Accredited Investor	As defined in Rule 501 of Regulation D promulgated under the Securities Act.

Administrative Claim	A Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

Affiliate	As defined in section 101(2) of the Bankruptcy Code.

Allowed	As to a Claim or an Interest, a Claim or an Interest allowed under the Plan, under the Bankruptcy Code, or by a Final Order, as applicable. For the avoidance of doubt, (a) there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan, and (b) the Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable nonbankruptcy law.

Backstop Commitment Agreement	As defined in the Term Sheet.

Backstop Fee	As defined in the Term Sheet.

Backstop Parties	Certain of the Supporting Creditors (or certain designated affiliates thereof), in their capacity as Backstop Parties under the Backstop Commitment Agreement, including certain funds and/or accounts managed or advised by Ascribe Capital LLC, Blue Mountain Capital Management, LLC, GSO Capital Partners LP, Silver Point Capital L.P., Solus Alternative Asset Management LP and Symphony Asset Management LLC; provided, however, that each Backstop Party shall be a Supporting Creditor.

Bankruptcy Code	As defined in the Term Sheet.

Bankruptcy Court	As defined in the Term Sheet.

Bermuda Act	As defined in the Introduction.

Bermudian Court	As defined in the Introduction.

Bermudian Debtors	As defined in the Introduction.

Bermudian Proceedings	As defined in the Introduction.

C&J Common Stock	C&J Energy’s authorized and issued common stock outstanding as of the Effective Date.

C&J Energy	As defined in the Introduction.

Canadian Court	As defined in the Introduction.

Canadian Debtors	As defined in the Introduction.

Canadian Proceedings	As defined in the Introduction.

Cause of Action	Any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and

Term	Definition
franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

CCAA	As defined in the Introduction.

Chapter 11 Cases	As defined in the Term Sheet.

Claim	Any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

Class	A category of holders of Claims or Interests pursuant to section 1122(a) of the Bankruptcy Code.

Conditions Precedent	As defined in the Term Sheet.

Confidentiality Agreement	As defined in the RSA.

Confirmation	Entry of the Confirmation Order on the docket of the Chapter 11 Cases.

Confirmation Date	The date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021

Confirmation Hearing	The hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

Confirmation Order	The order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code, which order shall be in form and substance acceptable to the Debtors and the Required Supporting Creditors.

Company	C&J Energy and each of its direct and indirect subsidiaries.

Consummation	The occurrence of the Effective Date.

Credit Agreement	As defined in the RSA.

Credit Agreement Agent	Cortland Capital Market Services LLC, in its capacity as successor administrative agent pursuant to the Credit Facility Documents, its successors, assigns, or any replacement agent appointed pursuant to the terms of the Credit Agreement and, as applicable, its predecessor administrative agent, Bank of America, N.A..

Credit Agreement Documents	Collectively, the Credit Agreement, each other Loan Document (as defined in the Credit Agreement), and all other agreements, documents, and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents).

Debtors	As defined in the Term Sheet.

Term	Definition
DIP Facility	As defined in the Term Sheet.

DIP Facility Agent	That certain administrative agent under the DIP Facility Loan Agreement.

DIP Facility Claim	Any Claim held by the DIP Facility Lenders or the DIP Facility Agent arising under or related to the DIP Facility Loan Agreement or the DIP Facility Order, including any and all fees, interest paid in kind, and accrued but unpaid interest and fees arising under the DIP Facility Loan Agreement

DIP Facility Backstop Lenders	Certain of the Supporting Creditors, collectively, in their capacity as backstop lenders party to the DIP Facility Loan Agreement, including funds and/or accounts managed or advised by Ascribe Capital LLC, Blue Mountain Capital Management, LLC, GSO Capital Partners LP and Solus Alternative Asset Management LP.

DIP Facility Lenders	Collectively, the DIP Facility Backstop Lenders and the DIP Facility Participating Lenders.

DIP Facility Loan Agreement	That certain debtor-in-possession credit agreement as approved by the DIP Facility Order, which shall contain terms consistent in all respects with the DIP Facility Term Sheet and otherwise in form and substance acceptable to the Debtors, the DIP Facility Backstop Lenders and the Required Supporting Creditors.

DIP Facility Order	Collectively, the interim and final orders entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Facility Loan Agreement and access the DIP Facility, which shall be in form and substance acceptable to the Debtors, the DIP Facility Backstop Lenders, and the Required Supporting Creditors.

DIP Facility Participating Lenders	Certain of the Supporting Creditors (or certain designated affiliates thereof that are reasonably acceptable to the DIP Facility Backstop Lenders and the Debtors) other than the DIP Facility Backstop Lenders that exercise their DIP Facility Participation Rights, collectively, in their capacity as lenders under the DIP Facility Loan Agreement; provided, however, that each DIP Facility Participating Lender shall be a Supporting Creditor.

DIP Facility Participation Amount	As defined in the Term Sheet.

DIP Facility Participation Rights	As defined in the Term Sheet.

DIP Facility Term Sheet	As defined in the Term Sheet.

Disclosure Statement	The disclosure statement for the Plan, including all exhibits and schedules thereto, which shall be in form and substance acceptable to the Debtors and acceptable to the Required Supporting Creditors.

Effective Date	The date that is the first Business Day after the Confirmation Date on which all Conditions Precedent have been satisfied or waived in accordance with the Plan.

Entity	As defined in section 101(15) of the Bankruptcy Code.

Estate	The estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

Term	Definition
Excluded Parties	In the event that any holder of Interests in C&J Energy or any Affiliate or subsidiary (other than C&J Energy and any direct or indirect subsidiary thereof) or current or former officer, director, principal, member, employee, agent or advisory board member thereof (a) seeks any relief materially adverse to the Restructuring as agreed herein or the interests of the Debtors, the Supporting Creditors, the Lenders, the Credit Agreement Agent, the DIP Facility Lenders, the DIP Facility Agent or the Backstop Parties or objects to or opposes any material relief sought by (including any request for relief by any other party that is joined by any of the following) the Debtors, the Supporting Creditors, the Credit Agreement Agent, the DIP Facility Lenders, the DIP Facility Agent or the Backstop Parties, (b) is entitled to vote on the Plan and does not vote to accept the Plan, (c) opts out of any third-party releases sought in connection with the Plan or (d) objects to the Plan or causes an objection to the Plan to be made, then such holder of Interests in C&J Energy and each Affiliate and subsidiary (other than C&J Energy and any direct or indirect subsidiary thereof) or current or former officer, director, principal, member, employee, agent or advisory board member thereof shall be an Excluded Party; provided, that no current or former director or officer of the Company (in such capacity) shall be an Excluded Party.

Exculpated Parties	Collectively, and in each case (i) excluding any Excluded Parties and (ii) in its capacity as such: (a) the Debtors; (b) any official committees appointed in the Chapter 11 Cases and each of their respective members; and (c) with respect to each of the foregoing, such Entity and its current and former Affiliates, and such Entity’s and its current and former Affiliates’ current and former equity holders, subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

Exit Facility	As defined in the Term Sheet

General Unsecured Claims	Any Claim other than an Administrative Claim, a Professional Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, a Mineral Contractor Claim, a Lender Claim, or a DIP Facility Claim.

Governmental Unit	As defined in section 101(27) of the Bankruptcy Code

Impaired	With respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

Intercompany Claim	A Claim held by a Debtor or an Affiliate against a Debtor or an Affiliate.

Intercompany Interest	An Interest held by a Debtor or an Affiliate of a Debtor.

Interest	Any Equity Security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

Lender	Each lender under the Credit Agreement.

Term	Definition
Lender Claim	Any Claim arising under, derived from, or based upon the Credit Agreement.

Management Incentive Plan	As defined in the Term Sheet.

Merger	Those certain transactions on or around March 24, 2015, by and among the predecessors to the Debtors and the completion and production business of Nabors, effectuating a merger of such entities.

Mineral Contractor Claim	Any Claim that is secured by, or in the reasonable judgment of counsel to the Company may be secured by, a lien on property of a customer of the Debtors arising under chapter 56 of the Texas Property Code, or any similar federal, state, or local law, whether or not such Claim is or may be secured by a lien on property of the Debtors.

Nabors	Nabors Industries Ltd.

New Board	As defined in the Term Sheet.

New Common Equity Pool	100% of the New Common Stock issued and outstanding on the Effective Date to be distributed to the holders of Allowed Lender Claims in accordance with the Plan, subject to dilution on account of the Management Incentive Plan, the Rights Offering, the Backstop Fee, and the New Warrants.

New Common Stock	The common stock of Reorganized C&J Energy.

New Warrants	As defined in the Term Sheet.

Other Priority Claim	Any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

Other Secured Claim	Any Secured Claim, including any Secured Tax Claim, other than a Lender Claim or a DIP Facility Claim. For the avoidance of doubt, “Other Secured Claims” includes any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on collateral or is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

Petition Date	The date on which the Chapter 11 Cases were commenced.

Plan	As defined in the Term Sheet.

Plan Restructuring Documents	As defined in the RSA.

Plan Supplement	Any compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan, which shall be filed by the Debtors no later than 7 days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement, each of which shall be consistent in all respects with, and shall otherwise contain, the terms and conditions set forth in the RSA and Term Sheet, where applicable, and shall be in form and substance acceptable to the Debtors and the Required Supporting Creditors.

Plan Value	As defined in the Term Sheet.

Priority Tax Claims	Any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

Term	Definition
Pro Rata	The proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

Professional Claim	A Claim by a professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

Proof of Claim	A proof of Claim filed against any of the Debtors in the Chapter 11 Cases by the applicable Bar Date.

Reinstated	With respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

Released Parties	Collectively, and in each case (i) other than any Excluded Parties and (ii) in its capacity as such: (a) the Supporting Creditors; (b) the Backstop Parties; (c) the Credit Agreement Agent; (d) the DIP Facility Lenders; (e) the DIP Facility Agent; and (f) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing entities in clauses (a) through (e), such Entity and its current and former Affiliates and subsidiaries, and such Entities’ and their current and former Affiliates’ and subsidiaries’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

Releasing Parties	Collectively, (a) the Supporting Creditors; (b) the Backstop Parties; (c) the DIP Facility Lenders; (d) the Credit Agreement Agent; (e) the DIP Facility Agent; (f) all holders of Claims; (g) all holders of Interests; and (h) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing entities in clauses (a) through (g), such Entity and its current and former Affiliates and subsidiaries, and such Entities’ and their current and former Affiliates’ and subsidiaries’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such collectively.

Reorganized C&J Energy	C&J Energy, or any successor or assign, by merger, consolidation, or otherwise, on or after the Effective Date.

Reorganized Debtors	A Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

Required Supporting Creditors	As defined in the RSA.

Restructuring	As defined in the Introduction.

Restructuring Transactions	As defined in the Term Sheet.

Rights Offering Procedures	The procedures governing the Rights Offering attached as an exhibit to the Backstop Commitment Agreement.

Term	Definition
Rights Offering Shares	The shares of New Common Stock distributed pursuant to and in accordance with the Rights Offering.

RSA	As defined in the Term Sheet.

SEC	The Securities and Exchange Commission.

Secured	When referring to a Claim: (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

Secured Tax Claim	Any Secured Claim that, absent its Secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

Securities Act	The Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law.

Standby Facility	[TBD.]

Subscription Rights	The rights to purchase Rights Offering Shares as set forth in the Rights Offering Procedures.

Supporting Creditors	As defined in the RSA.

Term Sheet	As defined in the Introduction.

Total Credit Exposure	As defined in the Credit Agreement.

U.S. HoldCo	As defined in the Introduction.

Unimpaired	With respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired.

EXHIBIT A-2

Blackline of First Amended Restructuring Term Sheet against Existing Restructuring Term Sheet

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN AND IN THE RESTRUCTURING SUPPORT AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

AMENDED AND RESTATED RESTRUCTURING TERM SHEET

INTRODUCTION

This amended and restated term sheet (this “Term Sheet”)1 describes the terms of a restructuring of: (a) C&J Energy Services, Ltd., a Bermuda exempt company (“C&J Energy”); (b) C&J Corporate Services (Bermuda) Ltd. (together with C&J Energy, collectively, the “Bermudian Debtors”); (c) C&J Energy Production Services-Canada Ltd.; (d) Mobile Data Technologies Ltd. (the entities listed in clauses (c) and (d) collectively, the “Canadian Debtors”); (e) CJ Holding Co. (“U.S. HoldCo”); and (f) certain of U.S. HoldCo’s directly and indirectly-owned subsidiaries, including Blue Ribbon Technology, Inc., C&J Energy Services, Inc., C&J Spec-Rent Services, Inc., C&J VLC, LLC, C&J Well Services, Inc., ESP Completion Technologies LLC, KVS Transportation, Inc., Tellus Oilfield Inc., Tiger Cased Hole Services, Inc., and Total E&S, Inc. (the entities listed in clauses (a) through (f) collectively, the “Debtors,” and such restructuring, the “Restructuring”).

The Restructuring will be accomplished through: (a) the commencement of cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to implement on a pre-arranged or prepackaged basis the chapter 11 plan of reorganization described herein and otherwise in form and substance acceptable to the Debtors and the Required Supporting Creditors (the “Plan”); (b) the commencement of ancillary proceedings (the “Canadian Proceedings”) under the Companies’ Creditors Arrangement Act (Canada) R.S.C. 1985, c. C-36 (as amended, the “CCAA”) in a court of proper jurisdiction in Alberta, Canada (the “Canadian Court”); and (c) the commencement of provisional liquidation proceedings (the “Bermudian Proceedings”) under the Companies Act 1981 (the “Bermuda Act”) in a court of proper jurisdiction in Bermuda (the “Bermudian Court”).

This Term Sheet is being agreed to in connection with entry by the Debtors, certain non-Debtor subsidiaries of C&J Energy and the Required Supporting Creditors into that certain First Amendment to Restructuring Support Agreement, dated as of July 14, 2016 (the “RSA Amendment”), amending that certain Restructuring Support Agreement, dated as of July 8, 2016, among the Debtors, certain non-Debtor subsidiaries of C&J Energy and the Supporting Creditors (as amended by the RSA Amendment and as may be further amended, supplemented or modified pursuant to the terms thereof, the “RSA”). Pursuant to the RSA, the parties thereto have agreed to support the transactions contemplated therein and herein.

This Term Sheet does not include a description of all of the terms, conditions, and other provisions that are to be contained in the definitive documentation governing the Restructuring, which remain subject to negotiation and completion in accordance with the RSA and applicable bankruptcy law. The Restructuring will not contain any material terms or conditions that are inconsistent in any material respect with this Term Sheet or the RSA.

[1]	Capitalized terms used but not otherwise defined in this Term Sheet have the meanings ascribed to such terms as set forth on Exhibit A.

OVERVIEW OF THE RESTRUCTURING

In general, the Restructuring contemplates that:

(i)	The Debtors will implement the Restructuring in the Bankruptcy Court pursuant to the Plan on the terms set forth in this Term Sheet.

(j)	Certain of the Supporting Creditors have agreed to ~~provide~~backstop a new-money $100 million debtor-in-possession financing facility (the “DIP Facility”) and consent to the use of their cash collateral to fund the Chapter 11 Cases and ~~(i)~~ backstop a $200 million rights offering (the “Rights Offering”). In addition, to the extent that the Debtors or Reorganized Debtors, as applicable, the Backstop Parties and the Required Supporting Creditors agree that such a facility would be in the best interests of the Reorganized Debtors, the Debtors or the Reorganized Debtors, as applicable, may raise a senior secured revolving asset-based lending credit facility to be arranged and provided by one or more commercial lending institutions in a minimum amount of $100 million (the “Exit Facility”).

(k)	All Claims arising under the DIP Facility will be paid in full, in cash on the Effective Date from cash on hand and proceeds from the Rights Offering and Exit Facility.

(l)	In full and final satisfaction of all Lender Claims, the Lenders will receive their Pro Rata share of: (i) 100% of the New Common Stock, subject to dilution on account of the Management Incentive Plan, the Rights Offering, the Backstop Fee, and the New Warrants; and (ii) 100% of the Subscription Rights under the Rights Offering.

(m)	[TBD: Treatment of General Unsecured Claims.]

(n)	Provided that Class 8 votes to accept the Plan, holders of C&J Common Stock will receive their Pro Rata share of the New Warrants.

(o)	[TBD: Standby Facility.]

(p)	To facilitate the Restructuring, on or after the Petition Date, the Bermudian Debtors and the Canadian Debtors will commence ancillary proceedings before the Bermudian Court and the Canadian Court, respectively.

This Term Sheet incorporates the rules of construction as set forth in section 102 of the Bankruptcy Code.

GENERAL PROVISIONS REGARDING THE RESTRUCTURING

The DIP Facility

~~Certain of the Supporting Creditors (in such capacity, collectively, the “DIP Lenders”) will provide a senior secured superpriority delayed draw term loan facility in an aggregate principal amount of up to $100 million.~~

The DIP Facility Backstop Lenders will backstop a senior secured superpriority delayed draw term loan facility in an aggregate principal amount of up to $100 million. Each DIP Facility Backstop Lender shall fund no less than such DIP Facility Backstop Lender’s pro rata share (based on Total Credit Exposure, without regard to any Total Credit Exposure held by Lenders other than the DIP Facility Backstop Lenders) of 60% of the aggregate commitments under the DIP Facility. Rights (the “DIP Facility Participation Rights”) to fund up to 40% of the aggregate commitments under the DIP Facility (the “DIP Facility Participation Amount”) shall be offered to the Lenders that are Supporting Creditors, other than the DIP Facility Backstop Lenders, in each case up to such Lender’s pro rata share (based on Total Credit Exposure, without regard to any Total Credit Exposure held by the DIP Facility Backstop Lenders) of the DIP Facility Participation Amount. To the extent any portion of the DIP Facility Participation Rights are not exercised, such corresponding portions of the DIP Facility Participation Amount shall be allocated to, and added to the commitments of, the DIP Facility Backstop Lenders on a pro rata basis (based on Total Credit Exposure, without regard to any Total Credit Exposure held by Lenders other than the DIP Facility Backstop Lenders).

The DIP Facility will be available in up to three drawings, with the first such drawing to occur on the closing date of the DIP Facility in an aggregate principal amount of no less than $25 million. The material terms of the DIP Facility are set forth in the term sheet attached hereto as Exhibit B (the “DIP Facility Term Sheet”).

The Rights Offering	~~Certain of the Supporting Creditors (in such capacity, collectively, the “~~The Backstop Parties~~”)~~ will backstop a $200 million rights offering to be consummated on the Effective Date and otherwise on the terms set forth in the Backstop Commitment Agreement to be entered into by the Debtors and the Backstop Parties, in form and substance satisfactory to the Debtors, the Backstop Parties and the Required Supporting Lenders (including all schedules and exhibits thereto, the “Backstop Commitment Agreement”). The Backstop Commitment Agreement will provide for, among other things: (i) a commitment premium of 5% of the $200 million committed amount (the “Backstop Fee”) payable in New Common Stock to the Backstop Parties on the Effective Date; and (ii) a discount of 20% to total settled plan enterprise value (“Plan Value”), provided that Plan Value shall be no greater than $750 million.

The Exit Facility

To the extent that the Debtors or Reorganized Debtors, as applicable, the Backstop Parties and the Required Supporting Creditors agree that such a facility would be in the best interests of the Reorganized Debtors, the Debtors or the Reorganized Debtors, as applicable, may raise the Exit Facility, a senior secured revolving asset-based lending credit facility to be arranged and provided by one or more commercial lending institutions in a minimum amount of $100 million, on terms satisfactory to the Debtors or the Reorganized Debtors, as applicable, and the Required Supporting Creditors.

The Debtors shall timely seek approval from the Bankruptcy Court to obtain relief necessary to effectuate the Exit Facility.

The New Warrants	On the Effective Date, provided that Class 8 votes to accept the Plan, the Debtors will issue 7-year warrants convertible into up to 6% of the New Common Stock at a strike price of $1.55 billion. The documentation for the New Warrants will be included in the Plan Supplement and otherwise in form and substance acceptable to the Debtors and the Required Supporting Creditors.

Standby Facility	[TBD.]

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN

Class No.	Type of Claim	Treatment	Impairment / Voting

Unclassified Non-Voting Claims

N/A	DIP Facility Claims	On the Effective Date, in full satisfaction of each Allowed DIP Facility Claim, each holder thereof shall receive, in full satisfaction of its Claim, payment in full in cash.	N/A

N/A	Administrative Claims	On the Effective Date, except to the extent that a holder of an Allowed Administrative Claim and the Debtor against which such Allowed Administrative Claim is asserted agree to less favorable treatment for such holder, each holder of an Allowed Administrative Claim shall receive, in full satisfaction of its Claim, payment in full in cash.	N/A

N/A	Priority Tax Claims	Except to the extent that a holder of an Allowed Priority Tax Claim and the Debtor against which such Allowed Priority Tax Claim is asserted agree to less favorable treatment for such holder, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of its Claim, treatment in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.	N/A

Classified Claims and Interests of the Debtors

Class 1	Other Secured Claims	On the Effective Date, in full satisfaction of each Allowed Other Secured Claim, each holder thereof shall receive, at the option of the applicable Debtor, with the consent (such consent not to be unreasonably withheld) of the Required Supporting Creditors: (a) payment in full in cash; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.	Unimpaired; deemed to accept.

Class 2	Other Priority Claims	On the Effective Date, in full satisfaction of each Allowed Other Priority Claim, each holder thereof shall receive payment in full in cash.	Unimpaired; deemed to accept.

Class 3	Mineral Contractor Claims	On the Effective Date, in full satisfaction of each Allowed Mineral Contractor Claim, to the extent not already satisfied pursuant to a prior order of the Bankruptcy Court, each holder of an Allowed Mineral Contractor Claim shall receive Cash in an amount equal to such Claim on the later of: (a) the Effective Date; or (b) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Mineral Contractor Claim.	Unimpaired; deemed to accept.

Class 4	Lender Claims	On the Effective Date, in full satisfaction of each Lender Claim, each holder thereof shall receive: (a) its Pro Rata share of the New Common Equity Pool; and (b) if such holder is an Accredited Investor, its Subscription Rights to purchase its Pro Rata share of the Rights Offerings Shares in accordance with the Rights Offering Procedures.	Impaired; entitled to vote.

Class 5	General Unsecured Claims	[TBD]	[TBD].

Class 6	Intercompany Claims	On the Effective Date, each Intercompany Claim shall be, at the option of the Debtor, with the consent (such consent not to be unreasonably withheld) of the Required Supporting Creditors, either Reinstated or canceled and released without any distribution.	Impaired; deemed to reject or Unimpaired; deemed to accept.

Class 7	Interests in Debtors other than C&J Energy	On the Effective Date, Interests in the Debtors other than C&J Energy shall be, at the option of the Debtor, with the consent (such consent not to be unreasonably withheld) of the Required Supporting Creditors, either Reinstated or canceled and released without any distribution.	Impaired; deemed to reject or Unimpaired; deemed to accept

Class 8	Interests in C&J Energy	All Interests in C&J Energy will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect. On the Effective Date, each holder of C&J Common Stock shall receive (a) if Class 8 has timely accepted the Plan, its Pro Rata share of the New Warrants or (b) if Class 8 has not timely accepted the Plan, no distribution.	Impaired; entitled to vote.

GENERAL PROVISIONS REGARDING THE PLAN

Subordination	The classification and treatment of Claims under the Plan shall conform to the respective contractual, legal, and equitable subordination rights of such Claims, and any such rights shall be settled, compromised, and released pursuant to the Plan.

Restructuring Transactions	The Confirmation Order shall be deemed to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Rights Offering and the issuance of all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring (collectively, the “Restructuring Transactions”). On the Effective Date, the Debtors, as applicable, shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring.

Cancellation of Notes, Instruments, Certificates, and Other Documents	On the Effective Date, except to the extent otherwise provided in this Term Sheet or the Plan, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall be canceled and the obligations of the Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full and discharged.

Executory Contracts and Unexpired Leases	The Debtors shall seek to assume or reject executory contracts and unexpired leases in consultation with the Supporting Creditors and with the consent (such consent not to be unreasonably withheld) of the Required Supporting Creditors. The Plan will provide that the executory contracts and unexpired leases that are not assumed or rejected as of the Plan Effective Date (either pursuant to the Plan or a separate motion) will be deemed assumed pursuant to section 365 of the Bankruptcy Code. For the avoidance of doubt, such consent shall be obtained with respect to all decisions to assume or reject, including the deemed assumption of executory contracts and unexpired leases pursuant to the Plan.

Retention of Jurisdiction	The Plan will provide for the retention of jurisdiction by the Bankruptcy Court for usual and customary matters.

Discharge of Claims and Termination of Interests	Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

Releases by the Debtors	Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Merger, the Backstop Commitment Agreement, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA, the Disclosure Statement, the DIP Facility, the Backstop Commitment Agreement, the Plan, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the DIP Facility, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Releases by Holders of Claims and Interests	As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Merger, the Backstop Commitment Agreement, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA, the Disclosure Statement, the DIP Facility, the Plan, the Backstop Commitment Agreement, or any

Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the DIP Facility, or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Exculpation	Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA and related prepetition transactions, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Injunction	Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING

Management Incentive Plan	On the Effective Date, the Reorganized Debtors will implement a management incentive plan (the “Management Incentive Plan”) that shall provide for 10% of the New Common Stock, on a fully diluted basis, to be issued to management of the Reorganized Debtors after the Effective Date at the discretion of the New Board and on terms to be determined by the New Board (including, without limitation, with respect to allocation, timing and structure of such issuance and the Management Incentive Plan). The Plan will permit the establishment of the Management Incentive Plan by the New Board following the Effective Date.

Employment Obligations	Each of the Debtors’ “first day” or “second day” motions and proposed orders relating to wages, compensation, and benefits, including executive compensation programs shall be in form and substance acceptable to the Debtors and the Required Supporting Creditors. The Debtors and the Required Supporting Creditors shall mutually agree as to (i) the continuation, after the Effective Date, of the Key Employee Incentive Plan effective as of May 6, 2016 (as amended, supplemented or otherwise modified, the “KEIP”), (ii) the Debtors’ wages, compensation, and benefit programs that relate to any “insider” as that term is defined in section 101(31) of the Bankruptcy Code and (iii) the assumption, rejection or other disposition of any of the Debtors’ existing employment agreements for insiders. Wages, compensation and benefit programs, other than the KEIP that do not relate to insiders shall be continued after the Effective Date and the Supporting Creditors shall support assumption of non-insider employment agreements, in each case unless otherwise agreed by the Debtors and the Required Supporting Creditors and subject to the satisfaction and consent of the Required Supporting Creditors (such consent not to be unreasonably withheld) following receipt and analysis by the Required Supporting Creditors and their advisors of satisfactory information from the Company regarding such programs, which information the Company shall provide as promptly as practicable.

Indemnification of Prepetition Directors, Officers, Managers, et al.	Consistent with applicable law, all indemnification provisions currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors, as applicable, shall be reinstated and remain intact, irrevocable, and shall survive the effectiveness of the Restructuring on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors than the indemnification provisions in place prior to the Restructuring.

Director, Officer, Manager, and Employee Tail Insurance Coverage

On or before the Effective Date, the Debtors shall purchase and maintain directors, officers, managers, and employee liability tail coverage for the six-year period following the Effective Date on terms no less favorable than the Debtors’ existing director, officer, manager, and employee coverage and with an aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under the existing director, officer, manager, and employee coverage upon placement.

Reasonable directors and officers insurance policies shall remain in place in the ordinary course during the Chapter 11 Cases and from and after the Plan Effective Date.

Claims of the Debtors

The Reorganized Debtors, as applicable, shall retain all rights to commence and pursue any Causes of Action, other than any Causes of Action released by the Debtors pursuant to the release and exculpation provisions outlined in this Term Sheet.

Prior to consummation of the Plan, the Debtors shall not settle, compromise or discharge any Cause of Action that is not agreed to be released pursuant to this Term Sheet without the consent of the Required Supporting Lenders.

Additional Plan Provisions and Documentation	The Plan shall contain other customary provisions for chapter 11 plans of this type. The Plan and all supporting and implementing documentation (including all briefs and other pleadings filed in support thereof, all documents filed as part of the Plan Supplement, and the Confirmation Order) shall be in form and substance acceptable to the Debtors and the Required Supporting Creditors.

Conditions Precedent to Restructuring	The following shall be conditions to the Effective Date (the “Conditions Precedent”):
(i) the Bankruptcy Court shall have entered the Confirmation Order, which shall be in form and substance acceptable to the Debtors and the Required Supporting Creditors, and shall:

(vi) authorize the Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

	(vii)	decree that the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent;

	(viii)	authorize the Debtors, as applicable/necessary, to: (a) implement the Restructuring Transactions, including the Rights Offering; (b) distribute the New Warrants and the New Common Stock pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (c) make all distributions and issuances as required under the Plan, including cash, the New Warrants, and the New Common Stock; and (d) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement, including the Exit Facility and the Management Incentive Plan;

	(ix)	authorize the implementation of the Plan in accordance with its terms; and

	(x)	provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax; and

(j)	the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan;

(k)	the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the RSA, this Term Sheet, and the Plan and shall be in form and substance acceptable to the Debtors and the Required Supporting Creditors;

(l)	the RSA shall remain in full force and effect;

(m)	all professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in a professional fee escrow account pending approval by the Bankruptcy Court;

(n)	all professional fees and expenses and of the advisors to the Supporting Creditors, the Credit Agreement Agent, the DIP Facility Lenders and the DIP Facility Agent (including all advisors set forth in Section 9 of the RSA) shall have been paid in full;

(o)	each Loan Party (as defined in the Credit Agreement) that is not a Debtor shall have been released from its obligations under the Credit Agreement and the other Credit Agreement Documents pursuant to the terms thereof; and

(p)	the Debtors shall have implemented the Restructuring Transactions, including the Rights Offering, and all transactions contemplated by this Term Sheet, in a manner consistent in all respects with the RSA, this Term Sheet, and the Plan, pursuant to documentation acceptable to the Debtors and the Required Supporting Creditors.

Waiver of Conditions Precedent to the Effective Date	The Debtors, with the prior written consent of the Required Supporting Creditors, may waive any one or more of the Conditions Precedent to the Effective Date.

Foreign Proceedings	On or as soon as is reasonably practicable after the Effective Date, the Bermudian Debtors shall commence the Bermudian Proceedings and the Canadian Debtors shall commence the Canadian Proceedings to facilitate the Restructuring and protect certain of the Debtors’ assets held outside of the United States.
CORPORATE GOVERNANCE PROVISIONS/SECTION 1145 EXEMPTION
Governance

The board or directors of Reorganized Debtors (the “New Board”) shall be appointed by the Supporting Creditors, in consultation with the Reorganized Debtors’ management, and the identities of directors on the New Board shall be set forth in the Plan Supplement, to the extent known at the time of filing; provided, however that the reorganized Debtors’ chief executive officer shall be a member of the New Board and the remainder of the New Board shall be appointed in compliance with section 1129(a)(5) of the Bankruptcy Code.

Corporate governance for the Reorganized Debtors, including charters, bylaws, operating agreements, or other organization documents, as applicable (the “New Organizational Documents”), shall be consistent with this Term Sheet and section 1123(a)(6) of the Bankruptcy Code (as applicable) and documentation therefor shall be included in the Plan Supplement and otherwise acceptable to the Debtors and the Required Supporting Creditors.

Exemption from SEC Registration	The issuance of all securities under the Plan will be exempt from SEC registration under applicable law.

[Exhibits follow.]

EXHIBIT A

DEFINITIONS

Term	Definition
Accredited Investor	As defined in Rule 501 of Regulation D promulgated under the Securities Act.

Administrative Claim	A Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

Affiliate	As defined in section 101(2) of the Bankruptcy Code.

Allowed	As to a Claim or an Interest, a Claim or an Interest allowed under the Plan, under the Bankruptcy Code, or by a Final Order, as applicable. For the avoidance of doubt, (a) there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan, and (b) the Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable nonbankruptcy law.

Backstop Commitment Agreement	As defined in the Term Sheet.

Backstop Fee	As defined in the Term Sheet.

Backstop Parties	Certain of the Supporting Creditors~~,~~ (or certain designated affiliates thereof), in their capacity as Backstop Parties under the Backstop Commitment Agreement, including certain funds and/or accounts managed or advised by Ascribe Capital LLC, Blue Mountain Capital Management, LLC, GSO Capital Partners LP, Silver Point Capital L.P., Solus Alternative Asset Management LP and Symphony Asset Management LLC~~, in each case that are parties to the RSA.~~; provided, however, that each Backstop Party shall be a Supporting Creditor.

Bankruptcy Code	As defined in the Term Sheet.

Bankruptcy Court	As defined in the Term Sheet.

Bermuda Act	As defined in the Introduction.

Bermudian Court	As defined in the Introduction.

Bermudian Debtors	As defined in the Introduction.

Bermudian Proceedings	As defined in the Introduction.

C&J Common Stock	C&J Energy’s authorized and issued common stock outstanding as of the Effective Date.

C&J Energy	As defined in the Introduction.

Canadian Court	As defined in the Introduction.

Canadian Debtors	As defined in the Introduction.

Term	Definition
Canadian Proceedings	As defined in the Introduction.

Cause of Action	Any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

CCAA	As defined in the Introduction.

Chapter 11 Cases	As defined in the Term Sheet.

Claim	Any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

Class	A category of holders of Claims or Interests pursuant to section 1122(a) of the Bankruptcy Code.

Conditions Precedent	As defined in the Term Sheet.

Confidentiality Agreement	As defined in the RSA.

Confirmation	Entry of the Confirmation Order on the docket of the Chapter 11 Cases.

Confirmation Date	The date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021

Confirmation Hearing	The hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

Confirmation Order	The order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code, which order shall be in form and substance acceptable to the Debtors and the Required Supporting Creditors.

~~Supporting Creditors~~	~~As defined in the RSA.~~

Company	C&J Energy and each of its direct and indirect subsidiaries.

Consummation	The occurrence of the Effective Date.

Credit Agreement	As defined in the RSA.

Credit Agreement Agent	Cortland Capital Market Services LLC, in its capacity as successor administrative agent pursuant to the Credit Facility Documents, its successors, assigns, or any replacement agent appointed pursuant to the terms of the Credit Agreement and, as applicable, its predecessor administrative agent, Bank of America, N.A..

Term	Definition
Credit Agreement Documents	Collectively, the Credit Agreement, each other Loan Document (as defined in the Credit Agreement), and all other agreements, documents, and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents).

Debtors	As defined in the Term Sheet.

DIP Facility	As defined in the Term Sheet.

DIP Facility Agent	That certain administrative agent under the DIP Facility Loan Agreement.

DIP Facility Claim	Any Claim held by the DIP Facility Lenders or the DIP Facility Agent arising under or related to the DIP Facility Loan Agreement or the DIP Facility Order, including any and all fees, interest paid in kind, and accrued but unpaid interest and fees arising under the DIP Facility Loan Agreement

DIP Facility Backstop Lenders	Certain of the Supporting Creditors, collectively, in their capacity as backstop lenders party to the DIP Facility Loan Agreement, including funds and/or accounts managed or advised by Ascribe Capital LLC, Blue Mountain Capital Management, LLC, GSO Capital Partners LP and Solus Alternative Asset Management LP~~, in each case that are parties to the RSA.~~.

DIP Facility Lenders	Collectively, the DIP Facility Backstop Lenders and the DIP Facility Participating Lenders.

DIP Facility Loan Agreement	That certain debtor-in-possession credit agreement as approved by the DIP Facility Order, which shall contain terms consistent in all respects with the DIP Facility Term Sheet and otherwise in form and substance acceptable to the Debtors, the DIP Facility Backstop Lenders and the Required Supporting Creditors.

DIP Facility Order	Collectively, the interim and final orders entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Facility Loan Agreement and access the DIP Facility, which shall be in form and substance acceptable to the Debtors, the DIP Facility Backstop Lenders, and the Required Supporting Creditors.

DIP Facility Participating Lenders	Certain of the Supporting Creditors (or certain designated affiliates thereof that are reasonably acceptable to the DIP Facility Backstop Lenders and the Debtors) other than the DIP Facility Backstop Lenders that exercise their DIP Facility Participation Rights, collectively, in their capacity as lenders under the DIP Facility Loan Agreement; provided, however, that each DIP Facility Participating Lender shall be a Supporting Creditor.

DIP Facility Participation Amount	As defined in the Term Sheet.

DIP Facility Participation Rights	As defined in the Term Sheet.

DIP Facility Term Sheet	As defined in the Term Sheet.

Disclosure Statement	The disclosure statement for the Plan, including all exhibits and schedules thereto, which shall be in form and substance acceptable to the Debtors and acceptable to the Required Supporting Creditors.

Term	Definition
Effective Date	The date that is the first Business Day after the Confirmation Date on which all Conditions Precedent have been satisfied or waived in accordance with the Plan.

Entity	As defined in section 101(15) of the Bankruptcy Code.

Estate	The estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

Excluded Parties	In the event that any holder of Interests in C&J Energy or any Affiliate or subsidiary (other than C&J Energy and any direct or indirect subsidiary thereof) or current or former officer, director, principal, member, employee, agent or advisory board member thereof (a) seeks any relief materially adverse to the Restructuring as agreed herein or the interests of the Debtors, the Supporting Creditors, the Lenders, the Credit Agreement Agent, the DIP Facility Lenders, the DIP Facility Agent or the Backstop Parties or objects to or opposes any material relief sought by (including any request for relief by any other party that is joined by any of the following) the Debtors, the Supporting Creditors, the Credit Agreement Agent, the DIP Facility Lenders, the DIP Facility Agent or the Backstop Parties, (b) is entitled to vote on the Plan and does not vote to accept the Plan, (c) opts out of any third-party releases sought in connection with the Plan or (d) objects to the Plan or causes an objection to the Plan to be made, then such holder of Interests in C&J Energy and each Affiliate and subsidiary (other than C&J Energy and any direct or indirect subsidiary thereof) or current or former officer, director, principal, member, employee, agent or advisory board member thereof shall be an Excluded Party; provided, that no current or former director or officer of the Company (in such capacity) shall be an Excluded Party.

Exculpated Parties	Collectively, and in each case (i) excluding any Excluded Parties and (ii) in its capacity as such: (a) the Debtors; (b) any official committees appointed in the Chapter 11 Cases and each of their respective members; and (c) with respect to each of the foregoing, such Entity and its current and former Affiliates, and such Entity’s and its current and former Affiliates’ current and former equity holders, subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

Exit Facility	As defined in the Term Sheet

General Unsecured Claims	Any Claim other than an Administrative Claim, a Professional Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, a Mineral Contractor Claim, a Lender Claim, or a DIP Facility Claim.

Governmental Unit	As defined in section 101(27) of the Bankruptcy Code

Impaired	With respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

Intercompany Claim	A Claim held by a Debtor or an Affiliate against a Debtor or an Affiliate.

Term	Definition
Intercompany Interest	An Interest held by a Debtor or an Affiliate of a Debtor.

Interest	Any Equity Security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

Lender	Each lender under the Credit Agreement.

Lender Claim	Any Claim arising under, derived from, or based upon the Credit Agreement.

Management Incentive Plan	As defined in the Term Sheet.

Merger	Those certain transactions on or around March 24, 2015, by and among the predecessors to the Debtors and the completion and production business of Nabors, effectuating a merger of such entities.

Mineral Contractor Claim	Any Claim that is secured by, or in the reasonable judgment of counsel to the Company may be secured by, a lien on property of a customer of the Debtors arising under chapter 56 of the Texas Property Code, or any similar federal, state, or local law, whether or not such Claim is or may be secured by a lien on property of the Debtors.

Nabors	Nabors Industries Ltd.

New Board	As defined in the Term Sheet.

New Common Equity Pool	100% of the New Common Stock issued and outstanding on the Effective Date to be distributed to the holders of Allowed Lender Claims in accordance with the Plan, subject to dilution on account of the Management Incentive Plan, the Rights Offering, the Backstop Fee, and the New Warrants.

New Common Stock	The common stock of Reorganized C&J Energy.

New Warrants	As defined in the Term Sheet.

Other Priority Claim	Any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

Other Secured Claim	Any Secured Claim, including any Secured Tax Claim, other than a Lender Claim or a DIP Facility Claim. For the avoidance of doubt, “Other Secured Claims” includes any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on collateral or is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

Petition Date	The date on which the Chapter 11 Cases were commenced.

Plan	As defined in the Term Sheet.

Term	Definition
Plan Restructuring Documents	As defined in the RSA.

Plan Supplement	Any compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan, which shall be filed by the Debtors no later than 7 days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement, each of which shall be consistent in all respects with, and shall otherwise contain, the terms and conditions set forth in the RSA and Term Sheet, where applicable, and shall be in form and substance acceptable to the Debtors and the Required Supporting Creditors.

Plan Value	As defined in the Term Sheet.

Priority Tax Claims	Any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

Pro Rata	The proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

Professional Claim	A Claim by a professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

Proof of Claim	A proof of Claim filed against any of the Debtors in the Chapter 11 Cases by the applicable Bar Date.

Reinstated	With respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

Released Parties	Collectively, and in each case (i) other than any Excluded Parties and (ii) in its capacity as such: (a) the Supporting Creditors; (b) the Backstop Parties; (c) the Credit Agreement Agent; (d) the DIP Facility Lenders; (e) the DIP Facility Agent; and (f) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing entities in clauses (a) through (e), such Entity and its current and former Affiliates and subsidiaries, and such Entities’ and their current and former Affiliates’ and subsidiaries’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals.

Releasing Parties	Collectively, (a) the Supporting Creditors; (b) the Backstop Parties; (c) the DIP Facility Lenders; (d) the Credit Agreement Agent; (e) the DIP Facility Agent; (f) all holders of Claims; (g) all holders of Interests; and (h) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing entities in clauses (a) through (g), such Entity and its current and former Affiliates and subsidiaries, and such Entities’ and their current and former Affiliates’ and subsidiaries’ current and former directors, managers, officers, equity holders (regardless of whether such

Term	Definition
interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such collectively.

Reorganized C&J Energy	C&J Energy, or any successor or assign, by merger, consolidation, or otherwise, on or after the Effective Date.

Reorganized Debtors	A Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date.

Required Supporting Creditors	As defined in the RSA.

Restructuring	As defined in the Introduction.

Restructuring Transactions	As defined in the Term Sheet.

Rights Offering Procedures	The procedures governing the Rights Offering attached as an exhibit to the Backstop Commitment Agreement.

Rights Offering Shares	The shares of New Common Stock distributed pursuant to and in accordance with the Rights Offering.

RSA	As defined in the Term Sheet.

SEC	The Securities and Exchange Commission.

Secured	When referring to a Claim: (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

Secured Tax Claim	Any Secured Claim that, absent its Secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

Securities Act	The Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law.

Standby Facility	[TBD.]

Subscription Rights	The rights to purchase Rights Offering Shares as set forth in the Rights Offering Procedures.

Supporting Creditors	As defined in the RSA.

Term Sheet	As defined in the Introduction.

Total Credit Exposure	As defined in the Credit Agreement.

U.S. HoldCo	As defined in the Introduction.

Unimpaired	With respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired.

EXHIBIT B-1

First Amended DIP Term Sheet

$100.0 Million Senior Secured Debtor-In-Possession Term Loan Facility

Amended and Restated Illustrative Summary of Terms And Conditions

This DIP term sheet (the “Term Sheet”), dated as of July 14, 2016, sets forth certain of the principal terms and conditions of a debtor-in-possession loan facility.

Borrower:	C&J Energy Services Ltd. (the “Company”) and CJ Holding Co. (the “US Borrower” and, together with the Company, the “Borrowers”).

Guarantors:

Guarantors to include all direct and indirect subsidiaries of the Company that are debtors in the Chapter 11 cases of the Company and such debtor subsidiaries (the “Cases”), with exceptions based on the Prepetition Credit Facilities (collectively, the “Guarantors”). The Company and the Guarantors are referred to herein as “Loan Parties” and each, a “Loan Party” or “Debtors” and each, a “Debtor”.

The date of commencement of the Cases is referred to herein as the “Petition Date”.

DIP Lenders:	One or more of Ascribe Capital LLC, funds managed or advised by GSO Capital Partners LP, Blue Mountain Capital Management, LLC and Solus Alternative Asset Management LP (including, in each case, affiliates of any of the foregoing) (the “DIP Backstop Lenders”) and those Lenders under the Prepetition Credit Agreement that are parties to the Restructuring Support Agreement (as defined below), other than the DIP Backstop Lenders, that choose to participate in the DIP Facility (as defined below) pursuant to the terms and conditions set forth in this Term Sheet (such Lenders, the “DIP Participating Lenders” and, together with the DIP Backstop Lenders, the “DIP Lenders”), but excluding in any case Disqualified Lenders (as defined in the Prepetition Credit Agreement).

Certain Prepetition Debt Facilities:	Reference is made to that certain Credit Agreement dated as of March 24, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified, including pursuant to waivers and forbearance agreements, and in effect from time to time, the “Prepetition Credit Agreement”), the lenders from time to time party thereto (the “Prepetition Secured Lenders”) and the revolving and term loan facilities provided thereunder (the “Prepetition Credit Facilities”).

Administrative Agent:	Cortland Capital Market Services LLC or another institution to be agreed shall act as administrative agent and collateral agent in respect of the DIP Facility (as defined below) (the “Administrative Agent”).

DIP Facility:	The DIP Backstop Lenders will agree to backstop a senior secured superpriority delayed draw term loan facility in an aggregate principal amount of up to $100.0 million (the “DIP Facility”, the loans made thereunder (which shall be denominated in dollars) (the “DIP Loans”) and the commitments to make such DIP Loans (the “DIP Commitments”)) on the terms and conditions set forth herein and in the DIP Loan Documents (as defined below). Each DIP Backstop Lender shall provide no less than such DIP Backstop Lender’s pro rata share (based on Total Credit Exposure (as defined in the Prepetition Credit Agreement), without regard to any Total Credit Exposure held by Lenders under the Prepetition Credit Agreement other than the DIP Backstop Lenders) of 60% of the aggregate DIP Commitments. Rights (the “DIP Participation Rights”) to up to 40% of the aggregate DIP Commitments (the “DIP Participation Amount”) shall be offered to the Lenders under the Prepetition Credit Agreement that are party to the Restructuring Support Agreement, other than the DIP Backstop Lenders, in each case up to such Lender’s pro rata share (based on Total Credit Exposure (as defined in the Prepetition Credit Agreement), without regard to any Total Credit Exposure held by the DIP Backstop Lenders) of the DIP Participation Amount. To the extent any portion of the DIP Participation Rights are not exercised, such corresponding portions of the DIP Participation Amount shall be allocated to, and added to the commitments of, the DIP Backstop Lenders on a pro rata basis (based on Total Credit Exposure, without regard to any Total Credit Exposure held by Lenders under the Prepetition Credit Agreement other than the DIP Backstop Lenders).

The DIP Facility will be available in up to three drawings (the date of any such drawing, a “Delayed Draw Funding Date”), with (x) the first drawing to be in an amount equal to the lesser of (x) $25,000,000 and (y) the amount permitted to be drawn under the Interim DIP Order, which shall be made on the Closing Date, (y) the second drawing to be made within 2 business days after the entry of the Final DIP Order in an amount that together with the first drawing shall be not less than $50 million in the aggregate and (z) the remainder available to be drawn in one drawing thereafter through and including the DIP Facility Termination Date. Amounts borrowed under the DIP Facility that are prepaid may not be re-borrowed.

The effectiveness of the DIP Facility is conditioned, among other things, on (a) Bankruptcy Court approval of the Adequate Protection (defined below), as protection in respect of (i) the incurrence of the DIP Facility, (ii) the imposition of the automatic stay and (iii) the Debtors’ use of collateral that secures the Prepetition Credit Facilities (collectively, the “Existing Collateral”), including cash collateral (“Cash Collateral”) and (b) entry of the Interim DIP Order within 7 calendar days after the Petition Date (or such later date as the Required DIP Lenders may agree in their reasonable discretion).

“Interim DIP Order” means an order of the Bankruptcy Court authorizing, on an interim basis, the DIP Facility and the use of Cash Collateral, and containing provisions granting the adequate protection liens described under “Adequate Protection” below and related adequate protection claims, with only such modifications as are satisfactory to the Required DIP Lenders and the Company in their respective sole discretion.

DIP Facility Termination Date:

The “DIP Facility Termination Date” with respect to the DIP Facility shall be the earliest of (a) the Scheduled Termination Date (as defined below); (b) seven (7) calendar days after the Petition Date (or such later date as the Required DIP Lenders may agree in their reasonable discretion) if the Interim DIP Order has not been entered prior to such date; (c) 40 calendar days after the entry of the Interim DIP Order (or such later date as the Required DIP Lenders may agree in their reasonable discretion) unless the Final DIP Order has been entered by such date; (d) the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes hereof shall be no later than the “effective date” thereof) of a plan of reorganization filed in the Cases that is confirmed pursuant to an order entered by the Bankruptcy Court; and (e) the acceleration of the DIP Loans and the termination of the commitments with respect to such DIP Facility in accordance with the DIP Loan Documents.

“Scheduled Termination Date” means March 31, 2017.

“Final DIP Order” means a final order of the Bankruptcy Court authorizing the DIP Facility in substantially the form of the Interim DIP Order, with only such modifications as are satisfactory to the Required DIP Lenders in their sole discretion.

Use of Proceeds:

The proceeds of the DIP Facility and any Cash Collateral shall be used only for the following, in each case subject to the terms, conditions and amounts herein and the agreed Rolling Budget (subject to permitted variances) from time to time (the “Approved Purposes”): (a) working capital and general corporate purposes in accordance with the Rolling Budget (subject to permitted variances); (b) professional fees and expenses whether or not in accordance with the Rolling Budget; and (c) Bankruptcy Court approved administrative expenses for estate professionals and such other expenses to which the Required DIP Lenders may consent in their sole direction.

As between the DIP Facility and Cash Collateral, Cash Collateral shall be used first for the Approved Purposes unless otherwise agreed by the Required DIP Lenders in their reasonable discretion.

DIP Loan Documents:	The DIP Facility will be documented by customary documentation, which may include a credit agreement, a security agreement and a guaranty agreement, the terms of which will be consistent with this Term Sheet and will be based on the Prepetition Credit Facilities, subject to modifications customary for facilities of this type (such documentation, collectively, together with such ancillary documents contemplated thereunder, the “DIP Loan Documents”).

Interest Rate:

DIP Loans will bear interest, at the option of the Company, at one of the following rates:

(i) the Applicable Margin (as defined below) plus the Base Rate (to be defined in a customary manner), payable monthly in arrears; or

(ii) the Applicable Margin plus the LIBO Rate (to be defined in a customary manner), provided that in no event shall the LIBO Rate be less than 1.00% (the “LIBOR Floor”).

“Applicable Margin” means 8.00%, in the case of Base Rate loans and 9.00%, in the case of LIBO Rate loans.

During the continuance of an event of default under the DIP Facility, overdue amounts will bear interest at an additional 2% per annum (the “Default Rate”).

OID and Fees:

Original issue discount - For the account of the DIP Lenders, an original issue discount equal to 2.00% of the DIP Commitments, which discount shall be earned and due and payable on the Closing Date.

Ticking Fee - From and after the Closing Date, a non-refundable unused commitment fee at the rate of 5.00% per annum will accrue on the undrawn portion of the DIP Facility, payable monthly in arrears and on the availability termination date.

Prepayment Fee - For the account of the DIP Lenders, a prepayment fee of 2.00% if the DIP Loans are prepaid with the proceeds of another financing during the pendency of the Cases.

Agency Fees - As separately agreed to between the Company and the Administrative Agent.

Optional Prepayments:	The Company may, upon at least 3 business days’ notice for LIBO Rate loans and same day’s notice for Base Rate loans and at the end of any applicable interest period (or at other times with the payment of applicable breakage costs), prepay in full or in part, without premium or penalty (other than such breakage costs and except as provided above), the DIP Loans; provided that each such partial prepayment shall be in a minimum aggregate amount to be mutually agreed.

Mandatory Prepayments:	Mandatory prepayments of the DIP Loans shall be required solely with (a) 100.0% of the net cash proceeds (subject to exceptions to be agreed, including, without limitation, (i) dispositions of obsolete, worn out or ‘scrap’ property in the ordinary course of business, (ii) dispositions of light vehicles (i.e., cars and pick-up trucks but not heavy trucks or rigs) in the ordinary course of business, (iii) the ability to reinvest the net cash proceeds of up to $10 million in the aggregate from casualty events on the terms set forth in the Prepetition Credit Agreement (without giving effect to any limited waiver or forbearance agreement delivered with respect thereto), (iv) the sale or other disposition of all or a portion of the business of Total E&S Inc. (provided that 75% of the net cash proceeds of such sale or other disposition shall be deposited into a segregated blocked agreement pledged to the Administrative Agent to ensure sufficient liquidity at the exit from the Cases) and (v) a de minimis basket of $10 million of net cash proceeds in the aggregate for other applicable sales or dispositions) from sales or other dispositions of any assets and (b) 100% of the net cash proceeds of any indebtedness not permitted by the DIP Facility (subject to the 2% prepayment fee as provided above in the case of another financing during the pendency of the Cases).

Security and Priority:

The obligations of the Borrowers under the DIP Facility and the obligations of each Guarantor in respect of its guarantee of all of the foregoing shall, subject to the Carve-Out (as defined below), at all times:

(a) be entitled to superpriority administrative expense claim status in the Case of such Loan Party (the “DIP Superpriority Claims”);

(b) be secured by a perfected first priority security interest and lien on the Collateral of each Loan Party to the extent such Collateral is not subject to valid, perfected and non-avoidable liens as of the Petition Date (subject to customary exclusions and excluding claims and causes of action under sections 502(d), 544, 545, 547, 548 and 550 of the Bankruptcy Code (collectively “Avoidance Actions”) (it being understood that notwithstanding such exclusion of Avoidance Actions, upon entry of the Final DIP Order, to the extent approved by the Bankruptcy Court, such lien shall attach to any proceeds of Avoidance Actions);

(c) except as otherwise provided in the immediately following clause (d) be secured by a junior perfected security interest and lien on the Collateral of each Loan Party to the extent that such Collateral is subject to valid, perfected and unavoidable liens in favor of third parties that were in existence immediately prior to the Petition Date and permitted under the Prepetition Credit Agreement, or to valid and unavoidable permitted liens in favor of third parties that were in existence immediately prior to the Petition Date that were perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code (other than the existing liens that secure obligations of the applicable Loan Party under or governed by the Prepetition Credit Agreement, which existing liens will be primed by the liens described in clause (d) below), subject as to priority to such liens in favor of such third parties; and

(d) pursuant to Section 364(d)(1) of the Bankruptcy Code, be secured by a perfected priming security interest and lien on the Collateral of each Loan Party (such lien and security interest, the “Priming Liens”) to the extent that Collateral is subject to existing liens that secure the obligations of the applicable Loan Party under the Prepetition Credit Agreement (the “Primed Liens”).

The Priming Liens (x) shall be senior in all respects to the interests in such property of the Prepetition Secured Lenders under the Prepetition Credit Facilities (the “Primed Parties”) and (y) shall also be senior to any liens granted to provide Adequate Protection in respect of any of the Primed Liens.

All of the liens described above shall be effective and perfected upon entry of the Interim DIP Order.

“Collateral” means all owned or hereafter acquired assets and property of the Loan Parties (including, without limitation, inventory, accounts receivable, property, plant, equipment, rights under leases and other contracts, patents, copyrights, trademarks, tradenames and other intellectual property and capital stock of subsidiaries), and the proceeds thereof, subject to exclusions based on the Prepetition Credit Facilities with modifications to be agreed that are customary for facilities of this type, and excluding Avoidance Actions and, prior to entry of the Final DIP Order, proceeds of Avoidance Actions.

Carve-Out:

As used in this Term Sheet, the “Carve-Out” means the sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $50,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) and the Creditors’ Committee pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first business day following delivery by the Administrative Agent of a Carve-Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve-Out Trigger Notice; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $4,000,000 incurred after the first business day following delivery by the Administrative Agent of the Carve-Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the “Post-Carve-Out Trigger Notice Cap”). For purposes of the foregoing, “Carve-Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the Administrative Agent to the Debtors, their lead restructuring counsel, the U.S. trustee, and counsel to the Creditors’ Committee, which notice may be delivered following the occurrence and during the continuation of an Event of Default and acceleration of the DIP Facility, stating that the Post-Carve-Out Trigger Notice Cap has been invoked.

On the day on which a Carve-Out Trigger Notice is given by the Administrative Agent to the Debtors with a copy to counsel to the Creditors’ Committee (the “Termination Declaration Date”), the Carve-Out Trigger Notice shall (i) be deemed a draw request and notice of borrowing by the US Borrower for DIP Loans under the DIP Commitment (on a pro rata basis based on the then outstanding DIP Commitments), in an amount equal to the then unpaid amounts of the Allowed Professional Fees (any such amounts actually advanced shall constitute DIP Loans) and (ii) also constitute a demand to the US Borrower to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees. The Debtors shall deposit and hold such amounts in a segregated account at the Administrative Agent in trust to pay such then unpaid Allowed Professional Fees (the “Pre-Carve-Out Trigger Notice Reserve”) prior to any and all other claims. On the Termination Declaration Date, the Carve-Out Trigger Notice shall also be deemed a request by the

Debtors for DIP Loans under the DIP Commitment (on a pro rata basis based on the then outstanding DIP Commitments), in an amount equal to the Post-Carve-Out Trigger Notice Cap (any such amounts actually advanced shall constitute DIP Loans). The Debtors shall deposit and hold such amounts in a segregated account at the Administrative Agent in trust to pay such Allowed Professional Fees benefiting from the Post-Carve-Out Trigger Notice Cap (the “Post Carve-Out Trigger Notice Reserve” and, together with the Pre-Carve-Out Trigger Notice Reserve, the “Carve-Out Reserves”) prior to any and all other claims. On the first business day after the Administrative Agent gives such notice to such DIP Lenders, notwithstanding anything in the Term Sheet to the contrary, including with respect to the existence of a Default or Event of Default, the failure of the Debtors to satisfy any or all of the conditions precedent for DIP Loans under the DIP Facility, any termination of the DIP Commitments following an Event of Default, or the occurrence of the Scheduled Termination Date, each DIP Lender with an outstanding Commitment (on a pro rata basis based on the then outstanding Commitments) shall make available to the Administrative Agent such DIP Lender’s pro rata share with respect to such borrowing in accordance with the DIP Facility. All funds in the Pre-Carve-Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve-Out set forth above (the “Pre-Carve-Out Amounts”), but not, for the avoidance of doubt, the Post-Carve-Out Trigger Notice Cap, until paid in full, and then, to the extent the Pre Carve-Out Trigger Notice Reserve has not been reduced to zero, to pay the Administrative Agent for the benefit of the DIP Lenders, unless the DIP Facility has been indefeasibly paid in full in cash and all Commitments have been terminated, in which case any such excess shall be paid to the Prepetition Secured Lenders in accordance with their rights and priorities as of the Petition Date. All funds in the Post-Carve-Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve-Out set forth above (the “Post-Carve-Out Amounts”), and then, to the extent the Post Carve-Out Trigger Notice Reserve has not been reduced to zero, to pay the Administrative Agent for the benefit of the DIP Lenders, unless the DIP Facility has been indefeasibly paid in full in cash and all Commitments have been terminated, in which case any such excess shall be paid to the Prepetition Secured Lenders in accordance with their rights and priorities as of the Petition Date. Notwithstanding anything to the contrary in this Term Sheet, if either of the Carve-Out Reserves is not funded in full in the amounts set forth herein, then, any excess funds in one of the Carve-Out Reserves following the payment of the Pre-Carve-Out Amounts and Post-Carve-Out Amounts, respectively, shall be used to fund the other Carve-Out Reserve, up to the applicable amount set forth herein, prior to making any payments to the Administrative Agent or the Prepetition Secured Lenders, as applicable. Notwithstanding anything to the contrary in the Term Sheet, following delivery of a Carve-Out Trigger Notice, the Administrative Agent and the Prepetition Secured Lenders shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve-Out Reserves have been fully funded, but shall have a security interest in any residual interest in the Carve-Out Reserves, with any excess paid to the Administrative Agent for application in accordance with this Term Sheet. Further, notwithstanding anything to the contrary in this Term Sheet, (i) disbursements by the Debtors from the Carve-Out Reserves shall not constitute DIP Loans or increase or reduce the DIP Facility, (ii) the failure of the Carve-Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve-Out, and (iii) in no way shall the initial budget, budget, Carve-Out, Post-Carve-Out Trigger Notice Cap, Carve-Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors. For the avoidance of doubt and notwithstanding anything to the contrary herein or in the Prepetition Credit Facilities, the Carve-Out shall be senior to all liens and claims securing the DIP Facility, and any and all other forms of adequate protection, liens, or claims securing the DIP Facility.

Any payment or reimbursement made prior to the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall not reduce the Carve-Out.

Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve-Out on a dollar-for-dollar basis. Any funding of the Carve-Out shall be added to, and made a part of, the DIP Facility secured by the Collateral and shall be otherwise entitled to the protections granted under the order approving the DIP Facility, the Bankruptcy Code, and applicable law.

Notwithstanding the foregoing, the Carve-Out shall not include, apply to or be available for any fees or expenses incurred by any party in connection with (a) the investigation, initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation (i) against any of the DIP Lenders, the Administrative Agent, or the Prepetition Secured Lenders, or (ii) challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the obligations and the liens and security interests granted under the DIP Loan Documents or the indebtedness described in “Certain Prepetition Debt Facilities” above (whether in such capacity or otherwise), including, in each case, without limitation, for lender liability or pursuant to section 105, 510, 544, 547, 548, 549, 550, or 552 of the Bankruptcy Code, applicable non-bankruptcy law or otherwise; (b) attempts to modify any of the rights granted to the DIP Lenders or the Administrative Agent; (c) attempts to prevent, hinder or otherwise delay any of the DIP Lenders’ or the Administrative Agent’s assertion, enforcement or realization upon any Collateral in accordance with the DIP Loan Documents and the Final DIP Order other than to seek a determination that an event of default has not occurred or is not continuing; or (d) paying any amount on account of any claims arising before the commencement of the Cases unless such payments are approved by an order of the Bankruptcy Court; provided, however, that the Carve Out and such collateral proceeds and loans under the DIP Loan Documents may be used for allowed fees and expenses, in an amount not to exceed $50,000 in the aggregate (the “Investigation Fund”), incurred solely by the Creditors’ Committee in investigating any potential Challenges (as defined in the Interim DIP Order) during the Challenge Period (as defined in the Interim DIP Order); provided further, however, that the Investigation Fund shall not be used for fees and expenses incurred to initiate, assert, join, commence, support, or prosecute any Challenges.

Adequate Protection:

As protection in respect of (x) the incurrence of the DIP Facility, (y) the imposition of the automatic stay, and (z) the Debtors’ use of the Existing Collateral including Cash Collateral, the Debtors and the DIP Lenders agree, subject to Bankruptcy Court approval, to all of the following forms of adequate protection (the “Adequate Protection”):

(a) The Existing Collateral comprising Cash Collateral may be used to the extent set forth in this Term Sheet and the DIP Loan Documents.

(b) Subject to the requirements and limitations set forth in the Rolling Budget (subject to permitted variances), Cash Collateral will only be used for the purposes set forth in the Rolling Budget (subject to permitted variances), without prior written authorization of the Required DIP Lenders (in their reasonable discretion), provided that Cash Collateral will only be used in accordance with the DIP orders entered by the Bankruptcy Court from time to time.

(c) From the date of the Interim DIP Order to the DIP Facility Termination Date, and except to the extent of the Carve-Out, no claim may be asserted against the Administrative Agent, the DIP Lenders, or the Prepetition Secured Lenders, each in their capacity as such, to charge any expenses of administration of the Cases or any future proceeding that may result therefrom, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, against the Collateral or the Existing Collateral or recover such expenses from the Collateral or the Existing Collateral pursuant to section 506(c) of the Bankruptcy Code or any similar principle of law, without the prior written consent of the Required DIP Lenders and the Prepetition Secured Lenders, and no such consent shall be implied from any other action, inaction, or acquiescence by the DIP Lenders or Prepetition Secured Lenders.

(d) The Primed Parties whose liens will be primed as described above, and whose Cash Collateral will be authorized for use by the Loan Parties, will receive as adequate protection, pursuant to sections 361, 363(e) and 364(d)(1) of the Bankruptcy Code:

(i) current cash payment of professional fees and expenses otherwise reimbursable under the Prepetition Credit Facilities,

(ii) to the extent of any diminution in value of their prepetition security interests, replacement or, if applicable, new liens on the Collateral that are junior to the liens securing the DIP Facility, and

(iii) to the extent of any diminution in value of their prepetition security interests, superpriority claims as provided for in section 507(b) of the Bankruptcy Code that are junior to the DIP Superpriority Claims.

Conditions Precedent to Effectiveness:	The effectiveness of the DIP Loan Documents (the “Closing”; the date on which the Closing occurs, the “Closing Date”) and the availability of the DIP Facility shall be subject to the satisfaction (or waiver) of customary conditions for DIP financings of this type.

Conditions Precedent to each Borrowing:	Each borrowing under the DIP Facility will be subject to the satisfaction (or waiver) on each Delayed Draw Funding Date of conditions based on those set forth in the Prepetition Credit Facilities, subject to customary modifications for facilities of this type.

Representations and Warranties:	The DIP Loan Documents will contain representations and warranties based on the Prepetition Credit Facilities, subject to customary modifications for facilities of this type to reflect the Cases and events or circumstances impacting thereon.

Affirmative and Negative Covenants:	The DIP Loan Documents will contain affirmative and negative covenants based on the Prepetition Credit Facilities, subject to modifications customary for facilities of this type to reflect the Cases and events or circumstances impacting thereon; provided that the Loan Parties will be permitted to make investments in, or otherwise make payments to, non-Loan Party subsidiaries of the Company in an aggregate amount not to exceed $5.0 million.

Financial Covenants:

The DIP Facility will contain only the following Financial Covenants:

(a) Tested weekly as of the last business day of each week (each such day, a “Test Date”) for the applicable Test Period (as defined below) ending on such Test Date against the most recent Rolling Budget that covers such Test Period, the Company shall not allow (i) the aggregate receipts of the Company and its subsidiaries to be less than the Variance Percentage (for the applicable Test Period) of the aggregate receipts line item for the Company and its subsidiaries and (ii) the aggregate operating disbursements (excluding professional fees and expenses) made by the Company and its subsidiaries to be greater than the Variance Percentage (for the applicable Test Period) of the aggregate operating disbursements line item. The Financial Covenant set forth in this clause (a) is referred to as the “Budget Variance Financial Covenant”. For purposes hereof, “Test Period” means (i) in respect of the first Test Date covered in the most recent Rolling Budget, the one-week period ending on such Test Date (the “First Test Period”), (ii) in respect of the second Test Date covered in the most recent Rolling Budget, the two-week period ending on such Test Date (the “Second Test Period”), (iii) in respect of the third Test Date covered in the most recent Rolling Budget, the three-week period ending on such Test Date (the “Third Test Period”) and (iv) in respect of any subsequent Test Date covered in the most recent Rolling Budget, the four-week period ending on such Test Date (each, a “Subsequent Test Period”). As used herein, “Variance Percentage” means the corresponding percentage below:

Test Period	Variance Percentage
	Receipts	Disbursements
First Test Period	75%	125%
Second Test Period	75%	125%
Third Test Period	80%	120%
Subsequent Test Period	80%	120%

(b) Tested monthly, the Company shall not make any capital expenditures, except for capital expenditures not exceeding an amount equal to the applicable amount set forth below for the period beginning on the Closing Date and ending on the last day of such month.

Fiscal Month	Capital Expenditures
August 2016	$15,560,000
September 2016	$21,550,000
October 2016	$27,540,000
November 2016	$33,530,000
December 2016	$39,510,000
January 2017	$46,540,000
February 2017	$53,660,000
March 2017	$61,870,000

Case Milestones:	The DIP Loan Documents shall require compliance with the following milestones (the “Case Milestones”) in accordance with the applicable timing referred to below (or such later dates as approved by the Required DIP Lenders):

	(a)	approval of the DIP Facility in form and substance satisfactory to the DIP Lenders on an interim basis within 7 calendar days after the Petition Date (or such later date as the Required DIP Lenders may agree in their reasonable discretion);

	(b)	approval of the DIP Facility in form and substance satisfactory to the DIP Lenders on a final basis within 40 calendar days after the entry of the Interim DIP Order (or such later date as the Required DIP Lenders may agree in their reasonable discretion);

	(c)	as promptly as possible but in no event later than 30 calendar days after the Petition Date, the Debtors shall have filed a plan of reorganization (an “Acceptable Plan of Reorganization”) and disclosure statement (an “Acceptable Disclosure Statement”) that are, in each case, acceptable to the DIP Lenders in their sole discretion;

	(d)	approval of the Acceptable Disclosure Statement within 90 calendar days after the Petition Date;

	(f)	confirmation of the Acceptable Plan of Reorganization within 130 calendar days after the Petition Date (the “Confirmation Date”); and

	(g)	effectiveness of the Acceptable Plan of Reorganization by no later than 21 calendar days following the Confirmation Date.

To the extent the milestones set forth above are extended pursuant to the restructuring support agreement among the Loan Parties, certain Lenders under the Prepetition Credit Agreement and the other parties thereto (the “Restructuring Support Agreement”), such milestones shall also be extended by such amount for purposes of the DIP Facility.

Failure by the Company to meet any of the foregoing milestones shall constitute an event of default under the DIP Loan Documents and shall cause the consensual use of Cash Collateral (described in the “Adequate Protection” section of this Term Sheet) to be terminated.

Financial Reporting Requirements:

Limited to the following:

(a) monthly unaudited consolidated financial statements of the Company and its subsidiaries (together with a consolidating balance sheet and income statement of the Loan Parties and their subsidiaries that are not Loan Parties) within 30 days after the end of each fiscal month, certified by the Company’s chief financial officer, chief accounting officer or treasurer;

(b) quarterly unaudited consolidated financial statements of the Company and its subsidiaries (together with a consolidating balance sheet and income statement of the Loan Parties and their subsidiaries that are not Loan Parties) within 45 days of quarter-end for the first 3 fiscal quarters of the fiscal year, certified by the Company’s chief financial officer, chief accounting officer or treasurer;

(c) annual audited consolidated financial statements of the Company and its subsidiaries (together with a consolidating balance sheet and income statement of the Loan Parties and their subsidiaries that are not Loan Parties, which consolidating balance sheet and income statement shall not be required to be audited) within 90 days of year-end, accompanied by an audit report (which may be subject to qualifications and exceptions in respect of the financial condition of the Company and its subsidiaries) with respect to such consolidated statements by KPMG LLP, any other “Big 4” accounting firm or other independent certified public accountants reasonably acceptable to the Required DIP Lenders;

(d) copies of all reports on Form 10-K, 10-Q or 8-K filed by the Company or its subsidiaries with the Securities and Exchange Commission;

(e) weekly flash reporting of cash and cash equivalents, including both book and bank balances, substantially the same as the flash reporting required under that certain Forbearance Agreement dated May 31, 2016 among the Borrowers, the other loan parties under the Prepetition Credit Agreement party thereto, certain of the Prepetition Secured Lenders and the other parties thereto; and

(f) periodic reporting of professional fees and expenses to be determined.

Any of the foregoing requirements under clauses (a), (b), (c) and (d) will be permitted to be satisfied by means of filing the applicable statements with the SEC or other authority or posting the applicable statements to a publicly-available website, in each case as and to the extent permitted under the Prepetition Credit Facility.

Budget Reporting:

Limited to the following:

1. The Company shall deliver on the Closing Date, in each case in form and substance reasonably satisfactory to the Lenders:

(i) monthly projections for the nine months after the Closing Date (such budget, as amended, modified or supplemented in a manner reasonably satisfactory to the Required Lenders, the “DIP Budget”); and

(ii) a thirteen (13) week budget for the Approved Purposes, including use of Cash Collateral (starting with the week of the Petition Date), which sets forth, among other things, on a cumulative roll-forward basis, the projected cash disbursements and projected cash receipts for each applicable week (such budget, the “Initial Rolling Budget”).

2. The Company shall deliver to the Administrative Agent on the third business day of each 4-week period following the Closing Date:

(i) a new thirteen (13) week budget for the Approved Purposes, including use of Cash Collateral, in form substantially similar to the Initial Rolling Budget and in substance reasonably satisfactory to the Required Lenders (such budget, together with the Initial Rolling Budget, the “Rolling Budget”) (subject to a deemed consent construct if the Required Lenders do not dispute any such budget within 5 business days after delivery of such budget).

3. The Company shall deliver to the Administrative Agent, in form reasonably satisfactory to the Required Lenders, on the third business day of each week for the applicable Test Period ending on the last business day of the prior week:

(i) a report (the “Budget Compliance Report”) that sets forth, for such Test Period, a comparison of the actual cash disbursements and actual cash receipts to the projected cash disbursements (other than in respect of professional fees and expenses) and projected cash receipts set forth in the most recent Rolling Budget for such period, together with a certification from the Company that it is in compliance with the Budget Variance Financial Covenant.

Notwithstanding the forgoing, the DIP Loan Documents will provide that the Company will be permitted to pay all professional fees and expenses notwithstanding the information disclosed in any financial report delivered thereunder.

Events of Default:	The DIP Loan Documents will contain events of default based on the Prepetition Credit Facilities, subject to modifications consistent for facilities of this type to reflect the Cases and events or circumstances impacting thereon. The termination of the Restructuring Support Agreement in accordance with its terms shall constitute an event of default under the DIP Loan Documents.

Expenses and Indemnification:	The DIP Loan Documents will contain provisions for payment of expenses and indemnification of the Administrative Agent and the DIP Lenders based on the Prepetition Credit Facilities.

Assignments and Participations:	Assignments must be in a minimum amount to be mutually agreed (or, if less, the remaining commitments and/or DIP Loans of any assigning DIP Lender) and are subject to the consent of the Company (absent a continuing Event of Default) and the Administrative Agent, except, in each case, with respect to any assignment to a DIP Lender, an affiliate of such a DIP Lender or a fund engaged in investing in commercial loans that is advised or managed by such a DIP Lender. No participation shall include voting rights, other than for matters requiring consent of all affected DIP Lenders.

Required DIP Lenders:	DIP Lenders holding, in the aggregate, more than 50.0% of the outstanding commitments and/or exposure under the DIP Facility (the “Required DIP Lenders”).

Amendments:	Required DIP Lenders, except for amendments customarily requiring approval by directly and adversely affected DIP Lenders based on the Prepetition Credit Facilities, subject to modifications consistent for facilities of this type.

Miscellaneous:	The DIP Loan Documents will include (i) yield protection provisions, (ii) waivers of consequential damages and jury trial, and (iii) agency, set-off and sharing language, in each case based on the Prepetition Credit Facilities.

Governing Law and Submission to Exclusive Jurisdiction:	State of New York (and, to the extent customary for DIP financings, the Bankruptcy Code).

Counsel to the Administrative Agent:	Davis Polk & Wardwell LLP.

EXHIBIT B-2

Blackline of First Amended DIP Term Sheet against Existing DIP Term Sheet

$100.0 Million Senior Secured Debtor-In-Possession Term Loan Facility

Amended and Restated Illustrative Summary of Terms And Conditions

This DIP term sheet (the “Term Sheet”), dated as of July 14, 2016, sets forth certain of the principal terms and conditions of a debtor-in-possession loan facility.

~~THIS TERM SHEET IS PROVIDED FOR DISCUSSION PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER, AGREEMENT OR COMMITMENT TO ENTER INTO THE DEFINITIVE DIP LOAN DOCUMENTS, ANOTHER BUSINESS TRANSACTION OR A RELATIONSHIP. NOTHING IN THIS TERM SHEET IS INTENDED TO REPRESENT A COMMITMENT ON THE PART OF THE DEBTORS OR ANY OF THEIR AFFILIATES OR ANY OF THE LENDERS, TO ENTER INTO THE DIP FACILITY OR ANY OTHER DEFINITIVE AGREEMENT WITH ANY PERSON.~~

Borrower:	C&J Energy Services Ltd. (the “Company”) and CJ Holding Co. (the “US Borrower” and, together with the Company, the “Borrowers”).

Guarantors:

Guarantors to include all direct and indirect subsidiaries of the Company that are debtors in the Chapter 11 cases of the Company and such debtor subsidiaries (the “Cases”), with exceptions based on the Prepetition Credit Facilities (collectively, the “Guarantors”). The Company and the Guarantors are referred to herein as “Loan Parties” and each, a “Loan Party” or “Debtors” and each, a “Debtor”.

The date of commencement of the Cases is referred to herein as the “Petition Date”.

DIP Lenders:

One or more of Ascribe Capital LLC, funds managed or advised by GSO Capital Partners LP, Blue Mountain Capital Management, LLC and Solus Alternative Asset Management LP (including, in each case, affiliates of any of the foregoing) (the “DIP Backstop Lenders”) and those Lenders under the Prepetition Credit Agreement that are parties to the Restructuring Support Agreement (as defined below), other than the DIP Backstop Lenders, that choose to participate in the DIP Facility (as defined below) pursuant to the terms and conditions set forth in this Term Sheet (such Lenders, the “DIP Participating Lenders” and, together with the DIP Backstop Lenders, the “DIP Lenders”), but excluding in any case Disqualified Lenders (as defined in the Prepetition Credit Agreement).

Certain Prepetition Debt Facilities:	Reference is made to that certain Credit Agreement dated as of March 24, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified, including pursuant to waivers and forbearance agreements, and in effect from time to time, the “Prepetition Credit Agreement”), the lenders from time to time party thereto (the “Prepetition Secured Lenders”) and the revolving and term loan facilities provided thereunder ( the “Prepetition Credit Facilities” ).

Administrative Agent:	Cortland Capital Market Services LLC or another institution to be agreed shall act as administrative agent and collateral agent in respect of the DIP Facility (as defined below) (the “Administrative Agent”).

DIP Facility:	The DIP ~~Facility~~ Backstop Lenders will agree to backstop a senior secured superpriority delayed draw term loan facility in an aggregate principal amount of up to $100.0 million (the “DIP Facility”, the loans made thereunder (which shall be denominated in dollars) (the “DIP Loans”) and the commitments to make such DIP Loans (the “DIP Commitments”)) on the terms and conditions set forth herein and in the DIP Loan Documents (as defined below). ~~The~~Each DIP Backstop ~~Lenders~~Lender shall provide no less than ~~60% of~~such DIP Backstop Lender’s pro rata share (based on Total Credit Exposure (as defined in the Prepetition Credit Agreement), without regard to any Total Credit Exposure held by Lenders under the Prepetition Credit Agreement other than the DIP Backstop Lenders) of 60% of the aggregate DIP Commitments. Rights (the “DIP Participation Rights”) to up to 40% of the aggregate DIP Commitments (the “DIP Participation Amount”) shall be offered ~~for participation by the DIP Participating~~to the Lenders under the Prepetition Credit Agreement that are party to the Restructuring Support Agreement, other than the DIP Backstop Lenders, in each case up to such ~~DIP Participating~~ Lender’s pro rata share (based on Total Credit Exposure (as defined in the Prepetition Credit Agreement), without regard to any Total Credit Exposure held by the DIP Backstop Lenders) of the DIP Participation Amount. To the extent any portion of the DIP Participation ~~Amount is not filled by a DIP Participating Lender, such amount~~Rights are not exercised, such corresponding portions of the DIP Participation Amount shall be allocated to, and added to the commitments of, the DIP Backstop Lenders~~.~~ on a pro rata basis (based on Total Credit Exposure, without regard to any Total Credit Exposure held by Lenders under the Prepetition Credit Agreement other than the DIP Backstop Lenders).

The DIP Facility will be available in up to three drawings (the date of any such drawing, a “Delayed Draw Funding Date”), with (x) the first drawing to be in an amount equal to the lesser of (x) $25,000,000 and (y) the amount permitted to be drawn under the Interim DIP Order, which shall be made on the Closing Date, (y) the second drawing to be made within 2 business days after the entry of the Final DIP Order in an amount that together with the first drawing shall be not less than $50 million in the aggregate and (z) the remainder available to be drawn in one drawing thereafter through and including the DIP Facility Termination Date. Amounts borrowed under the DIP Facility that are prepaid may not be re-borrowed.

The effectiveness of the DIP Facility is conditioned, among other things, on (a) Bankruptcy Court approval of the Adequate Protection (defined below), as protection in respect of (i) the incurrence of the DIP Facility, (ii) the imposition of the automatic stay and (iii) the Debtors’ use of collateral that secures the Prepetition Credit Facilities (collectively, the “Existing Collateral”), including cash collateral (“Cash Collateral”) and (b) entry of the Interim DIP Order within 7 calendar days after the Petition Date (or such later date as the Required DIP Lenders may agree in their reasonable discretion).

“Interim DIP Order” means an order of the Bankruptcy Court authorizing, on an interim basis, the DIP Facility and the use of Cash Collateral, and containing provisions granting the adequate protection liens described under “Adequate Protection” below and related adequate protection claims, with only such modifications as are satisfactory to the Required DIP Lenders and the Company in their respective sole discretion.

DIP Facility Termination Date:

The “DIP Facility Termination Date” with respect to the DIP Facility shall be the earliest of (a) the Scheduled Termination Date (as defined below); (b) seven (7) calendar days after the Petition Date (or such later date as the Required DIP Lenders may agree in their reasonable discretion) if the Interim DIP Order has not been entered prior to such date; (c) 40 calendar days after the entry of the Interim DIP Order (or such later date as the Required DIP Lenders may agree in their reasonable discretion) unless the Final DIP Order has been entered by such date; (d) the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes hereof shall be no later than the “effective date” thereof) of a plan of reorganization filed in the Cases that is confirmed pursuant to an order entered by the Bankruptcy Court; and (e) the acceleration of the DIP Loans and the termination of the commitments with respect to such DIP Facility in accordance with the DIP Loan Documents.

“Scheduled Termination Date” means March 31, 2017.

“Final DIP Order” means a final order of the Bankruptcy Court authorizing the DIP Facility in substantially the form of the Interim DIP Order, with only such modifications as are satisfactory to the Required DIP Lenders in their sole discretion.

Use of Proceeds:	The proceeds of the DIP Facility and any Cash Collateral shall be used only for the following, in each case subject to the terms, conditions and amounts herein and the agreed Rolling Budget (subject to permitted variances) from time to time (the “Approved Purposes”): (a) working capital and general corporate purposes in accordance with the Rolling Budget (subject to permitted variances); (b)

professional fees and expenses whether or not in accordance with the Rolling Budget; and (c) Bankruptcy Court approved administrative expenses for estate professionals and such other expenses to which the Required DIP Lenders may consent in their sole direction.

As between the DIP Facility and Cash Collateral, Cash Collateral shall be used first for the Approved Purposes unless otherwise agreed by the Required DIP Lenders in their reasonable discretion.

DIP Loan Documents:	The DIP Facility will be documented by customary documentation, which may include a credit agreement, a security agreement and a guaranty agreement, the terms of which will be consistent with this Term Sheet and will be based on the Prepetition Credit Facilities, subject to modifications customary for facilities of this type (such documentation, collectively, together with such ancillary documents contemplated thereunder, the “DIP Loan Documents”).

Interest Rate:

DIP Loans will bear interest, at the option of the Company, at one of the following rates:

(i) the Applicable Margin (as defined below) plus the Base Rate (to be defined in a customary manner), payable monthly in arrears; or

(ii) the Applicable Margin plus the LIBO Rate (to be defined in a customary manner), provided that in no event shall the LIBO Rate be less than 1.00% (the “LIBOR Floor”).

“Applicable Margin” means 8.00%, in the case of Base Rate loans and 9.00%, in the case of LIBO Rate loans.

During the continuance of an event of default under the DIP Facility, overdue amounts will bear interest at an additional 2% per annum (the “Default Rate”).

OID and Fees:

Original issue discount - For the account of the DIP Lenders, an original issue discount equal to 2.00% of the DIP Commitments, which discount shall be earned and due and payable on the Closing Date.

Ticking Fee - From and after the Closing Date, a non-refundable unused commitment fee at the rate of 5.00% per annum will accrue on the undrawn portion of the DIP Facility, payable monthly in arrears and on the availability termination date.

Prepayment Fee - For the account of the DIP Lenders, a prepayment fee of 2.00% if the DIP Loans are prepaid with the proceeds of another financing during the pendency of the Cases.

Agency Fees - As separately agreed to between the Company and the Administrative Agent.

Optional Prepayments:	The Company may, upon at least 3 business days’ notice for LIBO Rate loans and same day’s notice for Base Rate loans and at the end of any applicable interest period (or at other times with the payment of applicable breakage costs), prepay in full or in part, without premium or penalty (other than such breakage costs and except as provided above), the DIP Loans; provided that each such partial prepayment shall be in a minimum aggregate amount to be mutually agreed.

Mandatory Prepayments:	Mandatory prepayments of the DIP Loans shall be required solely with (a) 100.0% of the net cash proceeds (subject to exceptions to be agreed, including, without limitation, (i) dispositions of obsolete, worn out or ‘scrap’ property in the ordinary course of business, (ii) dispositions of light vehicles (i.e., cars and pick-up trucks but not heavy trucks or rigs) in the ordinary course of business,

(iii) the ability to reinvest the net cash proceeds of up to $10 million in the aggregate from casualty events on the terms set forth in the Prepetition Credit Agreement (without giving effect to any limited waiver or forbearance agreement delivered with respect thereto), (iv) the sale or other disposition of all or a portion of the business of Total E&S Inc. (provided that 75% of the net cash proceeds of such sale or other disposition shall be deposited into a segregated blocked agreement pledged to the Administrative Agent to ensure sufficient liquidity at the exit from the Cases) and (v) a de minimis basket of $10 million of net cash proceeds in the aggregate for other applicable sales or dispositions) from sales or other dispositions of any assets and (b) 100% of the net cash proceeds of any indebtedness not permitted by the DIP Facility (subject to the 2% prepayment fee as provided above in the case of another financing during the pendency of the Cases).

Security and Priority:

The obligations of the Borrowers under the DIP Facility and the obligations of each Guarantor in respect of its guarantee of all of the foregoing shall, subject to the Carve-Out (as defined below), at all times:

(a) be entitled to superpriority administrative expense claim status in the Case of such Loan Party (the “DIP Superpriority Claims”);

(b) be secured by a perfected first priority security interest and lien on the Collateral of each Loan Party to the extent such Collateral is not subject to valid, perfected and non-avoidable liens as of the Petition Date (subject to customary exclusions and excluding claims and causes of action under sections 502(d), 544, 545, 547, 548 and 550 of the Bankruptcy Code (collectively “Avoidance Actions”) (it being understood that notwithstanding such exclusion of Avoidance Actions, upon entry of the Final DIP Order, to the extent approved by the Bankruptcy Court, such lien shall attach to any proceeds of Avoidance Actions);

(c) except as otherwise provided in the immediately following clause (d) be secured by a junior perfected security interest and lien on the Collateral of each Loan Party to the extent that such Collateral is subject to valid, perfected and unavoidable liens in favor of third parties that were in existence immediately prior to the Petition Date and permitted under the Prepetition Credit Agreement, or to valid and unavoidable permitted liens in favor of third parties that were in existence immediately prior to the Petition Date that were perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code (other than the existing liens that secure obligations of the applicable Loan Party under or governed by the Prepetition Credit Agreement, which existing liens will be primed by the liens described in clause (d) below), subject as to priority to such liens in favor of such third parties; and

(d) pursuant to Section 364(d)(1) of the Bankruptcy Code, be secured by a perfected priming security interest and lien on the Collateral of each Loan Party (such lien and security interest, the “Priming Liens”) to the extent that Collateral is subject to existing liens that secure the obligations of the applicable Loan Party under the Prepetition Credit Agreement (the “Primed Liens”).

The Priming Liens (x) shall be senior in all respects to the interests in such property of the Prepetition Secured Lenders under the Prepetition Credit Facilities (the “Primed Parties”) and (y) shall also be senior to any liens granted to provide Adequate Protection in respect of any of the Primed Liens.

All of the liens described above shall be effective and perfected upon entry of the Interim DIP Order.

“Collateral” means all owned or hereafter acquired assets and property of the Loan Parties (including, without limitation, inventory, accounts receivable, property, plant, equipment, rights under leases and other contracts, patents, copyrights, trademarks, tradenames and other intellectual property and capital stock of subsidiaries), and the proceeds thereof, subject to exclusions based on the Prepetition Credit Facilities with modifications to be agreed that are customary for facilities of this type, and excluding Avoidance Actions and, prior to entry of the Final DIP Order, proceeds of Avoidance Actions.

Carve-Out:

As used in this Term Sheet, the “Carve-Out” means the sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $50,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) and the Creditors’ Committee pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first business day following delivery by the Administrative Agent of a Carve-Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve-Out Trigger Notice; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $4,000,000 incurred after the first business day following delivery by the Administrative Agent of the Carve-Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the “Post-Carve-Out Trigger Notice Cap”). For purposes of the foregoing, “Carve-Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the Administrative Agent to the Debtors, their lead restructuring counsel, the U.S. trustee, and counsel to the Creditors’ Committee, which notice may be delivered following the occurrence and during the continuation of an Event of Default and acceleration of the DIP Facility, stating that the Post-Carve-Out Trigger Notice Cap has been invoked.

On the day on which a Carve-Out Trigger Notice is given by the Administrative Agent to the Debtors with a copy to counsel to the Creditors’ Committee (the “Termination Declaration Date”), the Carve-Out Trigger Notice shall (i) be deemed a draw request and notice of borrowing by the US Borrower for DIP Loans under the DIP Commitment (on a pro rata basis based on the then outstanding DIP Commitments), in an amount equal to the then unpaid amounts of the Allowed Professional Fees (any such amounts actually advanced shall constitute DIP Loans) and (ii) also constitute a demand to the US Borrower to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees. The Debtors shall deposit and hold such amounts in a segregated account at the Administrative Agent in trust to pay such then unpaid Allowed Professional Fees (the “Pre-Carve-Out Trigger Notice Reserve”) prior to any and all other claims. On the Termination Declaration Date, the Carve-Out Trigger Notice shall also be deemed a request by the Debtors for DIP Loans under the DIP Commitment (on a pro rata basis based on the then outstanding DIP Commitments), in an amount equal to the Post-Carve-Out Trigger Notice Cap (any such amounts actually advanced shall constitute DIP Loans). The Debtors shall deposit and hold such amounts in a segregated account at the Administrative Agent in trust to pay such Allowed Professional Fees benefiting from the Post-Carve-Out Trigger Notice Cap (the “Post Carve-Out Trigger Notice Reserve” and, together with the Pre-Carve-Out Trigger Notice Reserve, the “Carve-Out Reserves”) prior to any and all other claims. On the first business day after the Administrative Agent gives such notice to such DIP Lenders, notwithstanding anything in the Term Sheet to the contrary, including with respect to the existence of a Default or Event of Default, the failure of the Debtors to satisfy any or all of the conditions precedent for DIP Loans under the DIP Facility, any termination of the DIP Commitments following an Event of Default, or the occurrence of the Scheduled Termination Date, each DIP Lender with an outstanding Commitment (on a pro rata basis based on the then outstanding Commitments) shall make available to the Administrative Agent such DIP Lender’s pro rata share with respect to such borrowing in accordance with the DIP Facility. All funds in the Pre-Carve-Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve-Out set forth above (the “Pre-Carve-Out Amounts”), but not, for the avoidance of doubt, the Post-Carve-Out Trigger Notice Cap, until paid in full, and then, to the extent the Pre Carve-Out Trigger Notice Reserve has not been reduced to zero, to pay the Administrative Agent for the benefit of the DIP Lenders, unless the DIP Facility has been indefeasibly paid in full in cash and all Commitments have been terminated, in which case any such excess shall be paid to the Prepetition Secured Lenders in accordance with their rights and priorities as of the Petition Date. All funds in the Post-Carve-Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve-Out set forth above (the “Post-Carve-Out Amounts”), and then, to the extent the Post Carve-Out Trigger Notice Reserve has not been reduced to zero, to pay the Administrative Agent for the benefit of the DIP Lenders, unless the DIP Facility has been indefeasibly paid in full in cash and all Commitments have been terminated, in which case any such excess shall be paid to the Prepetition Secured Lenders in accordance with their rights and priorities as of the Petition Date. Notwithstanding anything to the contrary in this Term Sheet, if either of the Carve-Out Reserves is not funded in full in the amounts set forth herein, then, any excess funds in one of the Carve-Out Reserves following the payment of the Pre-Carve-Out Amounts and Post-Carve-Out Amounts, respectively, shall be used to fund the other Carve-Out Reserve, up to the applicable amount set forth herein, prior to making any payments to the Administrative Agent or the Prepetition Secured Lenders, as applicable. Notwithstanding anything to the contrary in the Term Sheet, following delivery of a Carve-Out Trigger Notice, the Administrative Agent and the Prepetition Secured Lenders shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve-Out Reserves have been fully funded, but shall have a security interest in any residual interest in the Carve-Out Reserves, with any excess paid to the Administrative Agent for application in accordance with this Term Sheet. Further, notwithstanding anything to the contrary in this Term Sheet, (i) disbursements by the Debtors from the Carve-Out Reserves shall not constitute DIP Loans or increase or reduce the DIP Facility, (ii) the failure of the Carve-Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve-Out, and (iii) in no way shall the initial budget, budget, Carve-Out, Post-Carve-Out Trigger Notice Cap, Carve-Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors. For the avoidance of doubt and notwithstanding anything to the contrary herein or in the Prepetition Credit Facilities, the Carve-Out shall be senior to all liens and claims securing the DIP Facility, and any and all other forms of adequate protection, liens, or claims securing the DIP Facility.

Any payment or reimbursement made prior to the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall not reduce the Carve-Out.

Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve-Out on a dollar-for-dollar basis. Any funding of the Carve-Out shall be added to, and made a part of, the DIP Facility secured by the Collateral and shall be otherwise entitled to the protections granted under the order approving the DIP Facility, the Bankruptcy Code, and applicable law.

Notwithstanding the foregoing, the Carve-Out shall not include, apply to or be available for any fees or expenses incurred by any party in connection with (a) the investigation, initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation (i) against any of the DIP Lenders, the Administrative Agent, or the Prepetition Secured Lenders, or (ii) challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the obligations and the liens and security interests granted under the DIP Loan Documents or the indebtedness described in “Certain Prepetition Debt Facilities” above (whether in such capacity or otherwise), including, in each case, without limitation, for lender liability or pursuant to section 105, 510, 544, 547, 548, 549, 550, or 552 of the Bankruptcy Code, applicable non-bankruptcy law or otherwise; (b) attempts to modify any of the rights granted to the DIP Lenders or the Administrative Agent; (c) attempts to prevent, hinder or otherwise delay any of the DIP Lenders’ or the Administrative Agent’s assertion, enforcement or realization upon any Collateral in accordance with the DIP Loan Documents and the Final DIP Order other than to seek a determination that an event of default has not occurred or is not continuing; or (d) paying any amount on account of any claims arising before the commencement of the Cases unless such payments are approved by an order of the Bankruptcy Court; provided, however, that the Carve Out and such collateral proceeds and loans under the DIP Loan Documents may be used for allowed fees and expenses, in an amount not to exceed $50,000 in the aggregate (the “Investigation Fund”), incurred solely by the Creditors’ Committee in investigating any potential Challenges (as defined in the Interim DIP Order) during the Challenge Period (as defined in the Interim DIP Order); provided further, however, that the Investigation Fund shall not be used for fees and expenses incurred to initiate, assert, join, commence, support, or prosecute any Challenges.

Adequate Protection:

As protection in respect of (x) the incurrence of the DIP Facility, (y) the imposition of the automatic stay, and (z) the Debtors’ use of the Existing Collateral including Cash Collateral, the Debtors and the DIP Lenders agree, subject to Bankruptcy Court approval, to all of the following forms of adequate protection (the “Adequate Protection”):

(a) The Existing Collateral comprising Cash Collateral may be used to the extent set forth in this Term Sheet and the DIP Loan Documents.

(b) Subject to the requirements and limitations set forth in the Rolling Budget (subject to permitted variances), Cash Collateral will only be used for the purposes set forth in the Rolling Budget (subject to permitted variances), without prior written authorization of the Required DIP Lenders (in their reasonable discretion), provided that Cash Collateral will only be used in accordance with the DIP orders entered by the Bankruptcy Court from time to time.

(c) From the date of the Interim DIP Order to the DIP Facility Termination Date, and except to the extent of the Carve-Out, no claim may be asserted against the Administrative Agent, the DIP Lenders, or the Prepetition Secured Lenders, each in their capacity as such, to charge any expenses of administration of the Cases or any future proceeding that may result therefrom, including liquidation in bankruptcy or other proceedings under the Bankruptcy Code, against the Collateral or the Existing Collateral or recover such expenses from the Collateral or the Existing Collateral pursuant to section 506(c) of the Bankruptcy Code or any similar principle of law, without the prior written consent of the Required DIP Lenders and the Prepetition Secured Lenders, and no such consent shall be implied from any other action, inaction, or acquiescence by the DIP Lenders or Prepetition Secured Lenders.

(d) The Primed Parties whose liens will be primed as described above, and whose Cash Collateral will be authorized for use by the Loan Parties, will receive as adequate protection, pursuant to sections 361, 363(e) and 364(d)(1) of the Bankruptcy Code:

(i) current cash payment of professional fees and expenses otherwise reimbursable under the Prepetition Credit Facilities,

(ii) to the extent of any diminution in value of their prepetition security interests, replacement or, if applicable, new liens on the Collateral that are junior to the liens securing the DIP Facility, and

(iii) to the extent of any diminution in value of their prepetition security interests, superpriority claims as provided for in section 507(b) of the Bankruptcy Code that are junior to the DIP Superpriority Claims.

Conditions Precedent to Effectiveness:	The effectiveness of the DIP Loan Documents (the “Closing”; the date on which the Closing occurs, the “Closing Date”) and the availability of the DIP Facility shall be subject to the satisfaction (or waiver) of customary conditions for DIP financings of this type.

Conditions Precedent to each Borrowing:	Each borrowing under the DIP Facility will be subject to the satisfaction (or waiver) on each Delayed Draw Funding Date of conditions based on those set forth in the Prepetition Credit Facilities, subject to customary modifications for facilities of this type.

Representations and Warranties:	The DIP Loan Documents will contain representations and warranties based on the Prepetition Credit Facilities, subject to customary modifications for facilities of this type to reflect the Cases and events or circumstances impacting thereon.

Affirmative and Negative Covenants:	The DIP Loan Documents will contain affirmative and negative covenants based on the Prepetition Credit Facilities, subject to modifications customary for facilities of this type to reflect the Cases and events or circumstances impacting thereon; provided that the Loan Parties will be permitted to make investments in, or otherwise make payments to, non-Loan Party subsidiaries of the Company in an aggregate amount not to exceed $5.0 million.

Financial Covenants:

The DIP Facility will contain only the following Financial Covenants:

(a) Tested weekly as of the last business day of each week (each such day, a “Test Date”) for the applicable Test Period (as defined below) ending on such Test Date against the most recent Rolling Budget that covers such Test Period, the Company shall not allow (i) the aggregate receipts of the Company and its subsidiaries to be less than the Variance Percentage (for the applicable Test Period) of the aggregate receipts line item for the Company and its subsidiaries and (ii) the aggregate operating disbursements (excluding professional fees and expenses) made by the Company and its subsidiaries to be greater than the

Variance Percentage (for the applicable Test Period) of the aggregate operating disbursements line item. The Financial Covenant set forth in this clause (a) is referred to as the “Budget Variance Financial Covenant”. For purposes hereof, “Test Period” means (i) in respect of the first Test Date covered in the most recent Rolling Budget, the one-week period ending on such Test Date (the “First Test Period”), (ii) in respect of the second Test Date covered in the most recent Rolling Budget, the two-week period ending on such Test Date (the “Second Test Period”), (iii) in respect of the third Test Date covered in the most recent Rolling Budget, the three-week period ending on such Test Date (the “Third Test Period”) and (iv) in respect of any subsequent Test Date covered in the most recent Rolling Budget, the four-week period ending on such Test Date (each, a “Subsequent Test Period”). As used herein, “Variance Percentage” means the corresponding percentage below:

Test Period	Variance Percentage
	Receipts	Disbursements
First Test Period	75%	125%
Second Test Period	75%	125%
Third Test Period	80%	120%
Subsequent Test Period	80%	120%

(b) Tested monthly, the Company shall not make any capital expenditures, except for capital expenditures not exceeding an amount equal to the applicable amount set forth below for the period beginning on the Closing Date and ending on the last day of such month.

Fiscal Month	Capital Expenditures
August 2016	$15,560,000
September 2016	$21,550,000
October 2016	$27,540,000
November 2016	$33,530,000
December 2016	$39,510,000
January 2017	$46,540,000
February 2017	$53,660,000
March 2017	$61,870,000

Case Milestones:	The DIP Loan Documents shall require compliance with the following milestones (the “Case Milestones”) in accordance with the applicable timing referred to below (or such later dates as approved by the Required DIP Lenders):

(a) approval of the DIP Facility in form and substance satisfactory to the DIP Lenders on an interim basis within 7 calendar days after the Petition Date (or such later date as the Required DIP Lenders may agree in their reasonable discretion);

	(b)	approval of the DIP Facility in form and substance satisfactory to the DIP Lenders on a final basis within 40 calendar days after the entry of the Interim DIP Order (or such later date as the Required DIP Lenders may agree in their reasonable discretion);

	(c)	as promptly as possible but in no event later than 30 calendar days after the

Petition Date, the Debtors shall have filed a plan of reorganization (an “Acceptable Plan of Reorganization”) and disclosure statement (an “Acceptable Disclosure Statement”) that are, in each case, acceptable to the DIP Lenders in their sole discretion;

	(d)	approval of the Acceptable Disclosure Statement within 90 calendar days after the Petition Date;

	(f)	confirmation of the Acceptable Plan of Reorganization within 130 calendar days after the Petition Date (the “Confirmation Date”); and

	(g)	effectiveness of the Acceptable Plan of Reorganization by no later than 21 calendar days following the Confirmation Date.

To the extent the milestones set forth above are extended pursuant to the restructuring support agreement among the Loan Parties ~~the DIP~~, certain Lenders under the Prepetition Credit Agreement and the other parties thereto (the “Restructuring Support Agreement”), such milestones shall also be extended by such amount for purposes of the DIP Facility.

Failure by the Company to meet any of the foregoing milestones shall constitute an event of default under the DIP Loan Documents and shall cause the consensual use of Cash Collateral (described in the “Adequate Protection” section of this Term Sheet) to be terminated.

Financial Reporting Requirements:

Limited to the following:

(a) monthly unaudited consolidated financial statements of the Company and its subsidiaries (together with a consolidating balance sheet and income statement of the Loan Parties and their subsidiaries that are not Loan Parties) within 30 days after the end of each fiscal month, certified by the Company’s chief financial officer, chief accounting officer or treasurer;

(b) quarterly unaudited consolidated financial statements of the Company and its subsidiaries (together with a consolidating balance sheet and income statement of the Loan Parties and their subsidiaries that are not Loan Parties) within 45 days of quarter-end for the first 3 fiscal quarters of the fiscal year, certified by the Company’s chief financial officer, chief accounting officer or treasurer;

(c) annual audited consolidated financial statements of the Company and its subsidiaries (together with a consolidating balance sheet and income statement of the Loan Parties and their subsidiaries that are not Loan Parties, which consolidating balance sheet and income statement shall not be required to be audited) within 90 days of year-end, accompanied by an audit report (which may be subject to qualifications and exceptions in respect of the financial condition of the Company and its subsidiaries) with respect to such consolidated statements by KPMG LLP, any other “Big 4” accounting firm or other independent certified public accountants reasonably acceptable to the Required DIP Lenders;

(d) copies of all reports on Form 10-K, 10-Q or 8-K filed by the Company or its subsidiaries with the Securities and Exchange Commission;

(e) weekly flash reporting of cash and cash equivalents, including both book and bank balances, substantially the same as the flash reporting required under that certain Forbearance Agreement dated May 31, 2016 among the Borrowers, the other loan parties under the Prepetition Credit Agreement party thereto, certain of the Prepetition Secured Lenders and the other parties thereto; and

(f) periodic reporting of professional fees and expenses to be determined.

Any of the foregoing requirements under clauses (a), (b), (c) and (d) will be permitted to be satisfied by means of filing the applicable statements with the SEC or other authority or posting the applicable statements to a publicly-available website, in each case as and to the extent permitted under the Prepetition Credit Facility.

Budget Reporting:

Limited to the following:

1. The Company shall deliver on the Closing Date, in each case in form and substance reasonably satisfactory to the Lenders:

(i) monthly projections for the nine months after the Closing Date (such budget, as amended, modified or supplemented in a manner reasonably satisfactory to the Required Lenders, the “DIP Budget”); and

(ii) a thirteen (13) week budget for the Approved Purposes, including use of Cash Collateral (starting with the week of the Petition Date), which sets forth, among other things, on a cumulative roll-forward basis, the projected cash disbursements and projected cash receipts for each applicable week (such budget, the “Initial Rolling Budget”).

2. The Company shall deliver to the Administrative Agent on the third business day of each 4-week period following the Closing Date:

(i) a new thirteen (13) week budget for the Approved Purposes, including use of Cash Collateral, in form substantially similar to the Initial Rolling Budget and in substance reasonably satisfactory to the Required Lenders (such budget, together with the Initial Rolling Budget, the “Rolling Budget”) (subject to a deemed consent construct if the Required Lenders do not dispute any such budget within 5 business days after delivery of such budget).

3. The Company shall deliver to the Administrative Agent, in form reasonably satisfactory to the Required Lenders, on the third business day of each week for the applicable Test Period ending on the last business day of the prior week:

(i) a report (the “Budget Compliance Report”) that sets forth, for such Test Period, a comparison of the actual cash disbursements and actual cash receipts to the projected cash disbursements (other than in respect of professional fees and expenses) and projected cash receipts set forth in the most recent Rolling Budget for such period, together with a certification from the Company that it is in compliance with the Budget Variance Financial Covenant.

Notwithstanding the forgoing, the DIP Loan Documents will provide that the Company will be permitted to pay all professional fees and expenses notwithstanding the information disclosed in any financial report delivered thereunder.

Events of Default:	The DIP Loan Documents will contain events of default based on the Prepetition Credit Facilities, subject to modifications consistent for facilities of this type to reflect the Cases and events or circumstances impacting thereon. The termination of the Restructuring Support Agreement in accordance with its terms shall constitute an event of default under the DIP Loan Documents.

Expenses and Indemnification:	The DIP Loan Documents will contain provisions for payment of expenses and indemnification of the Administrative Agent and the DIP Lenders based on the Prepetition Credit Facilities.

Assignments and Participations:	Assignments must be in a minimum amount to be mutually agreed (or, if less, the remaining commitments and/or DIP Loans of any assigning DIP Lender) and are subject to the consent of the Company (absent a continuing Event of Default) and the Administrative Agent, except, in each case, with respect to any assignment to a DIP Lender, an affiliate of such a DIP Lender or a fund engaged in investing in commercial loans that is advised or managed by such a DIP Lender. No participation shall include voting rights, other than for matters requiring consent of all affected DIP Lenders.

Required DIP Lenders:	DIP Lenders holding, in the aggregate, more than 50.0% of the outstanding commitments and/or exposure under the DIP Facility (the “Required DIP Lenders”).

Amendments:	Required DIP Lenders, except for amendments customarily requiring approval by directly and adversely affected DIP Lenders based on the Prepetition Credit Facilities, subject to modifications consistent for facilities of this type.

Miscellaneous:	The DIP Loan Documents will include (i) yield protection provisions, (ii) waivers of consequential damages and jury trial, and (iii) agency, set-off and sharing language, in each case based on the Prepetition Credit Facilities.

Governing Law and Submission to Exclusive Jurisdiction:	State of New York (and, to the extent customary for DIP financings, the Bankruptcy Code).

Counsel to the Administrative Agent:	Davis Polk & Wardwell LLP.